UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

Filed by the Registrant	☒

Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

AWARE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required b item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0.11

* * * * *

May 25, 2026

Dear Fellow Stockholder:

You are cordially invited to attend the 2026 Annual Meeting of Stockholders of Aware, Inc. ("Aware") to be held at Aware’s corporate office, located at 76 Blanchard Road in Burlington, Massachusetts 01803 on Wednesday, July 15, 2026 at 10:00 a.m. local time. The attached notice and proxy statement describe the formal business to be transacted at the meeting.

We are furnishing proxy materials to our shareholders over the Internet. You may read, print and download our 2025 Annual Report to Stockholders and our Proxy Statement at www.proxydocs.com/AWRE. On May 25, 2026, we mailed our stockholders a notice containing instructions on how to access these materials and how to vote their shares. The notice provides instructions on how you can request a paper copy of these materials by mail, by telephone or by email. If you requested your materials via email, the email contains voting instructions and links to the materials on the Internet.

You may vote your shares by proxy or in person at the Annual Meeting. The Annual Meeting is being held so that stockholders may consider:

•
the re-election of Ajay K. Amlani and Peter R. Faubert as Class III directors,
•
an advisory resolution with respect to the compensation of Aware's named executive officers, as described in this Proxy Statement,
•
the ratification of the appointment of RSM US LLP as Aware’s independent registered public accounting firm for the year ending December 31, 2026; and
•
To approve an amendment to the Company’s 2023 Equity and Incentive Plan to increase the number of shares of common stock authorized for issuance thereunder by 1,000,000 shares.

The board of directors of Aware has determined that the matters to be considered at the Annual Meeting are in the best interests of Aware and its stockholders. For the reasons set forth in the Proxy Statement, the board of directors unanimously recommends a vote “FOR” the re-election of Messrs. Amlani and Faubert, "FOR" the approval on an advisory basis of the executive compensation descried in this Proxy Statement, and "FOR" the ratification of RSM US LLP as Aware's independent registered public accounting firm for the year ending December 31, 2026.

On behalf of the board of directors and the officers and employees of Aware, I would like to take this opportunity to thank our stockholders for their continued support of Aware. We look forward to seeing you at the meeting.

Sincerely,

/s/ Ajay K. Amlani
Ajay K. Amlani

Chief Executive Officer and President

Aware, Inc.

Notice of Annual Meeting of Stockholders

to be held on July 15, 2026

Aware, Inc. hereby gives notice that it will hold its annual meeting of stockholders at the offices of Aware, Inc., 76 Blanchard Road, Burlington, Massachusetts on Wednesday, July 15, 2026, beginning at 10:00 a.m., local time, for the following purposes:

1.
To consider and vote upon the re-election of Ajay K. Amlani and Peter R. Faubert as our Class III directors;
2.
To conduct an advisory vote to approve the compensation of our named executive officers;
3.
To ratify the appointment by our audit committee of RSM US LLP as our independent registered public accounting firm for our fiscal year ended December 31, 2026;
4.
To approve an amendment to the Company’s 2023 Equity and Incentive Plan to increase the number of shares of common stock authorized for issuance thereunder by 1,000,000 shares; and
5.
To transact such other business as may properly come before the annual meeting or any adjournment thereof.

The board of directors has fixed the close of business on May 19, 2026 as the record date for the determination of the stockholders of Aware entitled to receive notice of the annual meeting and to vote at the meeting. Only stockholders of record on that date are entitled to receive notice of the annual meeting and to vote at the meeting or any adjournment thereof.

By order of the board of directors,

AJAY K. AMLANI

Chief Executive Officer and President

May 25, 2026

Burlington, Massachusetts

YOUR VOTE IS IMPORTANT

Please sign and return the enclosed proxy or vote your proxy over the Internet or by telephone,

whether or not you plan to attend the meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on July 15, 2026. The Proxy Statement and our 2025 Annual Report to Stockholders are available on the following web site: www.proxydocs.com/AWRE.

This website does not use “cookies” to track or identify visitors.

Aware, Inc.

76 Blanchard Road

Burlington, Massachusetts 01803

(781) 687-0300

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

to be held on July 15, 2026

This proxy statement relates to the 2026 annual meeting of stockholders of Aware, Inc. (“Aware”). The annual meeting will take place as follows:

Date: July 15, 2026

Time: 10:00 a.m.

Place: Aware, Inc.

76 Blanchard Road

Burlington, Massachusetts 01803

Our board of directors is soliciting proxies for the annual meeting and adjournments of the annual meeting. If a stockholder returns a properly executed proxy or votes his or her proxy over the Internet or by telephone, the shares represented by the proxy will be voted in accordance with the stockholder’s directions. If a stockholder does not specify a vote on any proposal, the shares covered by his or her proxy will be voted on that proposal as management recommends. We encourage stockholders to vote on all proposals. A stockholder may revoke his, her or its proxy at any time before it has been exercised.

A Notice of Internet Availability of Proxy Materials is being mailed and the Proxy Statement, Annual Report and the form of proxy are first being sent or made available to stockholders on or about May 21, 2026.

PROXY STATEMENT

Available Information	41

Annual Meeting of Stockholders

Purpose of the annual meeting

At the annual meeting, we will submit four proposals to our stockholders:

Proposal One: To re-elect Ajay K. Amlani and Peter R. Faubert as our Class III directors for three-year terms; and

Proposal Two: An advisory vote to approve the compensation of our named executive officers; and

Proposal Three: Ratification of the appointment by our audit committee of RSM US LLP as our independent registered public accounting firm for our fiscal year ended December 31, 2026; and.

Proposal Four: Approval of an amendment to the Aware, Inc. 2023 Equity and Incentive Plan to increase the number of shares of our common stock authorized for issuance under the plan by 1,000,000 shares.

We do not intend to submit any other proposals to the stockholders at the annual meeting. Our board of directors was not aware, a reasonable time before mailing this proxy statement to stockholders, of any other business that may be properly presented for action at the annual meeting. If any other business properly comes before the annual meeting, the persons present will have discretionary authority to vote the shares they own or represent by proxy in accordance with their judgment, to the extent authorized by applicable regulations.

Record date

Our board of directors has fixed the close of business on May 19, 2026 as the record date for the annual meeting. Only stockholders of record at the close of business on that date are entitled to receive notice of the meeting and to vote at the meeting or any adjournment of the meeting. At the close of business on the record date, there were issued and outstanding 21,646,077 shares of our common stock, each of which is entitled to cast one vote. A list of stockholders entitled to notice of the 2026 annual meeting is available for inspection by any stockholder at our principal office at 76 Blanchard Road, Burlington, MA.

Methods of voting

The shares represented by your properly signed proxy card will be voted in accordance with your directions. If you do not specify a choice with respect to a proposal for which our board of directors has made a recommendation, the shares covered by your signed proxy card will be voted as recommended in this proxy statement. We encourage you to vote on all matters to be considered.

Voting by mail:

By signing and returning the proxy card in the enclosed envelope, you are enabling the individuals named on the proxy card (known as “proxies”) to vote your shares at the meeting in the manner you indicate. We encourage you to sign and return the proxy card even if you plan to attend the meeting. In this way, your shares will be voted even if you are unable to attend the meeting. If you received more than one proxy card, it is an indication that your shares are held in multiple accounts. Please sign and return all proxy cards to ensure that all of your shares are voted.

Voting by telephone:

To vote by telephone, please follow the instructions included on your proxy card or notice. If you vote by telephone, you do not need to complete and mail your proxy card.

Voting on the Internet:

To vote on the Internet, please follow the instructions included on your proxy card or notice. If you vote on the Internet, you do not need to complete and mail your proxy card.

Voting in person at the meeting:

If you plan to attend the meeting and vote in person, we will provide you with a ballot at the meeting. If your shares are registered directly in your name, you are considered the stockholder of record and you have the right to vote in person at the meeting. If your shares are held in the name of your broker or other nominee, also known as "street name," you will need to bring with you to the meeting a legal proxy from your broker or other nominee authorizing you to vote your shares.

Shares Held by Brokers or Nominees

If the shares you own are held in “street name” by a brokerage firm, your brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. In order to vote your shares, you will need to follow the directions your brokerage firm provides you. Many brokers also offer the option of providing voting instructions to them over the Internet or by telephone, directions for which would be provided by your brokerage firm on your vote instruction form.

"Broker non-votes" are shares that are held in street name by a bank or brokerage firm that indicates on its proxy that, while voting in its discretion on one matter, it does not have or did not exercise discretionary authority to vote on another matter. Under stock exchange rules applicable to most brokerage firms, if you do not give instructions to your broker, your broker will be permitted to vote any shares it holds for your account in its discretion with respect to “routine” proposals, but will not be allowed to vote your shares with respect to “non-routine” proposals. Proposal 1, regarding the re-election of Ajay K. Amlani and Peter R. Faubert as our Class III directors, Proposal 2, regarding the approval, on an advisory basis of the compensation of our named executive officers, and Proposal 4. regarding approval of an amendment to the Aware, Inc. 2023 Equity and Incentive Plan to increase the number of shares of our common stock authorized for issuance under the plan by 1,000,000 shares, are non-routine proposals.

If you do not instruct your broker how to vote with respect to these proposals, your broker will not vote your shares on them and your shares will be recorded as “broker non-votes” that will not affect the outcome of the vote on those proposals.

Proposal 3, regarding the ratification of the appointment of RSM US LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026, is considered to be a routine item under the applicable rules and your broker will be able to vote on this item even if it does not receive instructions from you, so long as your broker holds your shares in its name.

If a broker or nominee holds shares of common stock in “street name” for your account, then this proxy statement may have been forwarded to you with a voting instruction card, which allows you to instruct the broker or nominee how to vote your shares on the proposals described herein. To vote by proxy or instruct your broker how to vote, you should follow the directions provided with the voting instruction card. In order to have your vote counted on Proposal 1 and, Proposal 2, you must either provide timely voting instructions to your broker or obtain a properly executed proxy from the broker or other record holder of the shares that authorizes you to act on behalf of the record holder with respect to the shares held for your account.

Quorum

Our by-laws provide that a quorum at the annual meeting will be a majority in interest of all stock issued, outstanding and entitled to vote at the meeting. We will treat shares of common stock represented by a properly signed and returned proxy or a proxy properly delivered over the Internet or by telephone as present at the meeting for purposes of determining the existence of a quorum at the meeting. We will count votes withheld from any nominee for election as director, abstentions and broker “non-votes” as present or represented for purposes of determining the existence of a quorum at the meeting.

Vote required; tabulation of votes

A plurality of the votes properly cast at the annual meeting will be necessary to re-elect each of the two Class III directors to a three-year term. A majority of the votes properly cast at the annual meeting will be necessary to approve, on an advisory basis, the compensation paid to our named executive officers, to ratify the appointment of RSM US LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026, and to amend the Aware, Inc. 2023 Equity and Incentive Plan to increase the number of shares of our common stock authorized for issuance under the plan by 1,000,000 shares. Abstentions will not count as votes cast for or withheld from either nominee for re-election as a Class III director and accordingly will not affect the outcome of the vote on Proposal 1. Abstentions will also have no effect on the outcome of Proposal 2, Proposal 3 or Proposal 4. Broker non-votes will have no effect on the outcome of the vote on any proposal.

An automated system administrated by Mediant, Inc. will tabulate the votes at the annual meeting. Mediant, Inc. will tabulate separately the vote on each matter submitted to stockholders.

Revocation of proxies

A stockholder who has executed a proxy card may revoke the proxy at any time before it is exercised at the annual meeting using any one of three ways:

•
by giving written notice of revocation to the Secretary of Aware at the following address:

Aware, Inc.
76 Blanchard Road
Burlington, Massachusetts 01803
Attention: Secretary

•
by signing and returning another proxy card with a later date; or
•
by attending the annual meeting and informing the Secretary of Aware in writing that he or she wishes to vote in person.

Mere attendance at the annual meeting will not in and of itself revoke the proxy. Accordingly, stockholders who have delivered a proxy card in advance of the annual meeting and wish to change their votes must utilize one of the above methods before or at the annual meeting.

Solicitation of proxies

We will bear all costs incurred in connection with the solicitation of proxies for the annual meeting. We will reimburse brokers, banks, fiduciaries, nominees and others for the out-of-pocket expenses and other reasonable clerical expenses they incur in forwarding proxy materials to beneficial owners of common stock held in their names. In addition to this solicitation by mail, our directors, officers and employees may solicit proxies, without additional remuneration, by telephone, facsimile, electronic mail, telegraph and in person. We expect that the expenses of any special solicitation will be nominal. At present, we do not expect to pay any compensation to any other person or firm for the solicitation of proxies.

Internet access to proxy materials

The notice of annual meeting, this proxy statement and our 2025 Annual Report to Stockholders are available on the Internet at www.proxydocs.com/AWRE.

Directions to annual meeting

If you are planning to attend our 2026 annual meeting of stockholders, below are directions to Aware, Inc., 76 Blanchard Road, Burlington, Massachusetts:

From Boston
Take I-93 North to Exit 28B toward Woburn (I-95/Route 128 South). Take exit 51A toward US3 S/Winchester and merge onto Cambridge Street. Turn right onto Wayside Road and then turn left onto S Bedford Street. Turn right onto Blanchard Road and Aware, Inc. is on the right.

From Manchester
Take I-93 South to exit 28B toward I-95 S/Waltham and merge onto I-95 S. Take exit 51A toward US3 S/Winchester and then merge onto Cambridge Street. Turn right onto Wayside Road and then turn left onto S Bedford Street. Turn right onto Blanchard Road and Aware, Inc. is on the right.

From Worcester
Take I-90 E/Massachusetts Turnpike and take exit 123 to merge onto I-95 N toward Portsmouth. Take exit 50-A/B for US-3 toward Middlesex Turnpike/Burlington/Lowell. Keep right to continue onto Exit 50B and follow signs for Middlesex Turnpike/Burlington. Turn left onto Middlesex Turnpike and then turn left onto Wheeler Road. Continue onto Blanchard Road and Aware, Inc. is on the left.

Matters To Be Considered At The Annual Meeting

Proposal One—Re-Election of Class III Directors

Our board of directors, upon the recommendation of the nominating and corporate governance committee, has nominated for re-election as Class III directors Ajay K. Amlani and Peter R. Faubert, each of whom is currently a Class III director of Aware. The Class III directors elected at the annual meeting will hold office until the annual meeting of stockholders in 2029 and until their successors are duly elected and qualified.

Each nominee has agreed to serve if elected, and we have no reason to believe that a nominee will be unable to serve. If a nominee is unable or declines to serve as a director at the time of the annual meeting, proxies will be voted for another nominee that our board’s nominating and corporate governance committee will designate at that time. Proxies cannot be voted more than once for a nominee.

Our board of directors recommends that you vote FOR the re-election of Ajay K. Amlani and Peter R. Faubert Class III directors of Aware.

Proposal Two—Advisory Vote on Executive Compensation

We are asking our stockholders to provide advisory approval of the compensation of our named executive officers, as we have described it in the “Executive Compensation” section of this proxy statement, beginning on page 24. While this vote is advisory and not binding, it will provide information to our board of directors and compensation committee regarding investor sentiment about our executive compensation philosophy, policies and practices, which the committee will be able to consider when determining executive compensation for the remainder of fiscal 2026 and beyond.

At our 2023 annual meeting of stockholders, our stockholders voted to approve, on an advisory basis, every year as the preferred frequency of our holding advisory stockholder votes to approve the compensation paid to our named executive officers. After considering the vote of our stockholders, our board of directors has continued to hold advisory stockholder votes to approve the compensation paid to our named executive officers every year. The board believes that it is a good corporate governance practice and is in the best interests of our stockholders to give our stockholders the right to cast an advisory vote every year on their approval of the compensation arrangements of our named executive officers, allowing them to provide us on an annual basis with their input on our executive compensation philosophy, policies and practices as disclosed in our proxy statement.

Your vote is requested. We believe that the information we have provided above and within the Executive Compensation section of this proxy statement demonstrates that our executive compensation program was designed appropriately and is working to ensure management’s interests are aligned with our stockholders’ interests to support long-term value creation. Accordingly, our board of directors recommends that stockholders approve the executive compensation program by approving the following advisory resolution:

RESOLVED, that the stockholders of Aware, Inc. approve, on an advisory basis, the compensation of the individuals identified in the Summary Compensation Table, as disclosed in the Aware, Inc. 2026 proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which disclosure includes the compensation tables and the accompanying footnotes and narratives within the Executive Compensation section of this proxy statement).

Our board of directors recommends that you vote “FOR” the Advisory Vote approving our Named Executive Officer Compensation.

PROPOSAL ThREE-Ratification of the Selection of our Independent Registered Public Accounting Firm

The audit committee of our board of directors has selected RSM US LLP, independent registered public accounting firm, to audit our financial statements for the fiscal year ending December 31, 2026. RSM US LLP audited our financial statements for the fiscal year ended December 31, 2025. Although stockholder approval of the selection of RSM US LLP is not required by law, our board of directors believes that it is advisable to give stockholders the opportunity to ratify this selection. We expect that representatives of RSM US LLP will be present at the Annual Meeting, with the opportunity to make a statement if they so desire and will be available to respond to appropriate questions from stockholders.

Our board of directors recommends that you vote “FOR” the ratification of the selection of RSM US LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026.

PROPOSAL Four- TO APPROVE AN AMENDMENT TO THE COMPANY'S 2023 EQUITY AND INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE THEREUNDER BY 1,000,000 SHARES

Our compensation committee recommended, and our board of directors approved, subject to stockholder approval, an amendment to the Company's 2023 Equity and Incentive Plan (the "2023 Plan") to increase the number of shares of our common stock authorized for issuance under the 2023 Plan by 1,000,000 shares.

Background

The 2023 Plan was approved by our stockholders on January 17, 2024 and is a key component of our compensation program, allowing us to attract, retain and motivate employees, officers, directors and consultants through equity-based compensation. A full description of the material terms of the 2023 Plan as proposed to be amended, is set forth below. A copy of the 2023 Plan, as proposed to be amended, is attached hereto as Annex A.

Why We Need Additional Shares

As of December 31, 2025, there were 1,495,089 shares subject to outstanding awards under the 2023 Plan, with only 631,194 shares remaining available for future grants. Our annual equity grant activity includes approximately 250,000 shares for non-employee director compensation plus additional shares for employee and executive grants. Based on our current grant practices, we estimate the currently available shares will be depleted in the near term without this amendment.

If approved, the additional 1,000,000 shares, together with the currently available shares, will result in 1,631,194 shares available for future grants, which we estimate will provide sufficient capacity for approximately 3 to 4 years of grants based on normalized annual grant activity. This estimate reflects that 2025 included a one-time new hire equity grant in connection with the appointment of our new Chief Executive Officer that is not expected to recur annually.

The requested 1,000,000 additional shares represent approximately 4.6% of our total shares of common stock outstanding as of the record date. If this proposal is not approved, the limited number of shares remaining under the 2023 Plan could impair our ability to attract and retain key personnel.

Summary of the 2023 Plan

Purposes. The purposes of the 2023 Plan is to provide long-term incentives and rewards to our and our subsidiaries’ employees, officers, directors and other key persons, to assist in attracting and retaining persons with the requisite experience and ability, and to more closely align the interests of such employees, officers, directors and other key persons with the interests of our stockholders. These incentives are provided through the grant of stock options, stock appreciation rights, restricted stock, unrestricted stock, restricted stock units, dividend equivalent rights, and cash awards as the administrator of the 2023 Plan may determine.

Eligibility. As of May 19, 2026, approximately 78 individuals are eligible to participate in the 2023 Plan, which includes approximately five non-employee directors, five executive officers, and 68 employees who are not officers.

Authorized Shares. If stockholder approve the proposed amendment to the 2023 Plan, 1,631,194 shares would be available for future grants or awards under the 2023 Plan, based on the number of awards outstanding on May 19, 2026, plus an additional number of shares equal to the number of shares of our common stock subject to awards granted under our 2001 Nonqualified Stock Plan (the “2001 Plan”), which the 2023 Plan replaced, that expire or terminate without having been exercised, are forfeited or otherwise repurchased by us at the grantee’s original purchase price, or are withheld in payment of the exercise price of an option under the 2001 Plan or to satisfy tax withholding obligations with respect to such exercise, up to a maximum of 2,590,000 shares. Shares underlying any awards under the 2023 Plan that are forfeited, cancelled, held back upon exercise of an option or settlement of an award to cover the exercise price or tax withholding, reacquired by us prior to vesting, satisfied without the issuance of stock or otherwise terminated (other than by exercise) will be added back to the shares available for issuance under the 2023 Plan and, to the extent permitted under Section 422 of the Internal Revenue Code, as amended (the “Code”) and the regulations promulgated thereunder, the shares may be issued as incentive stock options. In addition, to the extent consistent with the requirements of Section 422 of the Code, awards granted or stock issued upon assumption of, or in substitution or exchange for, awards previously granted by an entity that we acquire or merges with or into, shall not reduce the shares available for issuance under the 2023 Plan, nor will the shares underlying such awards be added back to the shares available for issuance under the 2023 Plan in the event of any forfeiture, cancellation, reacquisition, expiration, termination, cash settlement or non-issuance of such shares.

The 2023 Plan contains a limitation whereby the value of all awards under the 2023 Plan and all other cash compensation that we pay to any non-employee director may not exceed $750,000 in any calendar year, except that the limit is $1,000,000 for the first calendar year a non-employee director is initially appointed to our board of directors. The foregoing limitation is calculated without regard to amounts paid to any non-employee director (including retirement benefits and severance payments) in respect of any services provided in any capacity (including employee or consultant) other than as a non-employee director. Our board of directors may make exceptions to this limit for individual non-employee directors in extraordinary circumstances, as our board of directors may determine in its discretion, provided that the non-employee director receiving such additional compensation may not participate in the decision to award such compensation or in other contemporaneous compensation decisions involving such non-employee director.

Administration; No Repricing. The 2023 Plan is administered by our compensation committee, our board of directors or another board committee pursuant to the terms of the 2023 Plan. The plan administrator has full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the 2023 Plan. The plan administrator’s determinations under the 2023 Plan need not be uniform. The plan administrator may delegate to one or more officers the authority to grant stock options and other awards to employees who are not subject to the reporting and other provisions of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subject to certain limitations and guidelines. Persons eligible to participate in the 2023 Plan are our and our subsidiaries’ directors, officers, current and prospective employees and consultants.

The 2023 Plan requires the plan administrator to make appropriate adjustments to the number of shares of our common stock that are subject to the 2023 Plan, to certain limits in the 2023 Plan, and to any outstanding awards to reflect stock dividends, stock splits, extraordinary cash dividends and similar events.

The plan administrator may not, without the approval of our stockholders, amend or modify any outstanding stock option or stock appreciation right, including, without limitation, by replacement of such stock option or stock appreciation right with cash or other award type, in a manner that would be treated as a repricing under the rules of the securities exchange or market system constituting the primary market for our common stock. However, appropriate adjustments may be made to outstanding stock options or stock appreciation rights to reflect stock dividends, stock splits, extraordinary cash dividends and similar events, and may be made to make changes to achieve compliance with applicable law.

Payments by Participants. Participants in the 2023 Plan are responsible for the payment of any federal, state, local or foreign taxes that we or our subsidiaries are required by law to withhold upon the exercise of options or stock appreciation rights or vesting of other awards. The plan administrator may cause any of our or our subsidiaries’ tax withholding obligations to be satisfied, in whole or in part, by the applicable entity withholding from shares of our common stock to be issued pursuant to an award a number of shares with an aggregate fair market value that would satisfy the withholding amount due. The plan administrator may also require any of our or our subsidiaries’ tax withholding obligations to be satisfied, in whole or in part, by an arrangement whereby a certain number of shares issued pursuant to any award are immediately sold and proceeds from such sale are remitted to us or our subsidiaries in an amount that would satisfy the withholding amount due.

Non-Transferability of Awards. The 2023 Plan generally does not allow for the transfer or assignment of awards, other than by will or by the laws of descent and distribution or pursuant to a domestic relations order; however, the plan administrator may permit the transfer of awards (other than incentive stock options) by holders to an immediate family member, to trusts for the benefit of family members, or to partnerships in which such family members are the only partners.

Merger or Change in Control. The 2023 Plan provides that upon the effectiveness of a “change in control transaction,” as defined in the 2023 Plan, an acquirer or successor entity may assume, continue or substitute for the outstanding awards under the 2023 Plan. To the extent that awards granted under the 2023 Plan are not assumed, continued or substituted by the successor entity, all awards granted under the 2023 Plan shall terminate and, in such case (except as may be otherwise provided in the relevant award agreement), all stock options and stock appreciation rights with time-based vesting conditions or restrictions that are not vested and/or exercisable immediately prior to the effective time of the change in control transaction shall become fully vested and exercisable as of the closing, all other awards with time-based vesting conditions or restrictions shall become fully vested and nonforfeitable as of the closing, and all awards with conditions and restrictions relating to the attainment of performance goals may become vested and nonforfeitable in connection with the change in control transaction in the plan administrator’s discretion or to the extent specified in the relevant award agreement. In the event of such termination, individuals holding options and stock appreciation rights will, for each such award, either (a) receive a payment in cash or in kind for each share subject to such award that is exercisable in an amount equal to the per share value of the consideration payable to stockholders in the change in control transaction less the applicable per share exercise price (provided that, in the case of an option or stock appreciation right with an exercise price equal to or greater than the per share cash consideration payable to stockholders in the transaction, such option or stock appreciation right shall be cancelled for no consideration) or (b) be permitted to exercise such options and stock appreciation rights (to the extent exercisable) within a period of time prior to the transaction as specified by the plan administrator. The plan administrator shall also have the option (in its sole discretion) to make or provide for a payment, in cash or in kind, to participants holding other awards in an amount equal to the per share value of the consideration payable to stockholders in the change in control transaction multiplied by the number of vested shares under such awards.

General. The plan administrator may establish subplans and modify exercise procedures and other terms and procedures in order to facilitate grants of awards subject to the laws and/or stock exchange rules of countries outside of the United States. All awards will be subject to any clawback policy that we may have in effect from time to time.

Amendment or Termination. Our board of directors may amend or discontinue the 2023 Plan and the plan administrator may amend or cancel outstanding awards for purposes of satisfying changes in law or any other lawful purpose, but no such action may materially and adversely affect rights under an award without the holder’s consent. Certain amendments to the 2023 Plan will require the approval of our stockholders.

Awards – Types of Awards

Stock Options. The 2023 Plan permits the granting of both options to purchase shares of our common stock intended to qualify as incentive stock options under Section 422 of the Code and options that do not so qualify. Options granted under the 2023 Plan will be non-qualified options if they fail to qualify as incentive stock options or exceed the annual limit on incentive stock options. Incentive stock options may only be granted to our employees and employees of any of our subsidiaries that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code. Non-qualified options may be granted to any persons eligible to receive awards under the 2023 Plan. The option exercise price of each option will be determined by the plan administrator but generally may not be less than 100% of the fair market value of our common stock on the date of grant or, in the case of an incentive stock option granted to a ten percent stockholder, 110% of such share’s fair market value on the date of grant. The term of each option will be fixed by the plan administrator and may not exceed ten years from the date of grant, subject to limited exceptions as described in the 2023 Plan. The plan administrator will determine at what time or times each option may be exercised, including the ability to accelerate the vesting of such options.

Upon exercise of an option, the option exercise price must be paid in full either in cash, by certified or bank check or other instrument acceptable to the plan administrator or by delivery (or attestation to the ownership) of shares of our common stock that are beneficially owned by the optionee free of restrictions or were purchased in the open market. The exercise price may also be delivered by a broker pursuant to irrevocable instructions to the broker from the optionee. In addition, the plan administrator may permit options to be exercised using a “net exercise” arrangement that reduces the number of shares issued to the optionee by the largest whole number of shares with a fair market value that does not exceed the aggregate exercise price.

Stock Appreciation Rights. The plan administrator may award stock appreciation rights subject to such conditions and restrictions as it may determine. Stock appreciation rights entitle the recipient to receive shares of our common stock, or cash to the extent provided for in an award agreement, equal to the value of the appreciation in our common stock price over the exercise price. The exercise price generally may not be less than 100% of the fair market value of our common stock on the date of grant. The term of each stock appreciation right will be fixed by the plan administrator and may not exceed ten years from the date of grant, subject to limited exceptions as described in the 2023 Plan. The plan administrator will determine at what time or times each stock appreciation right may be exercised.

Restricted Stock, Restricted Stock Units, Unrestricted Stock, Dividend Equivalent Rights. The plan administrator may award restricted shares of our common stock and restricted stock units subject to such conditions and restrictions as it may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment through a specified vesting period. The plan administrator may also grant shares of our common stock that are free from any restrictions under the 2023 Plan. Unrestricted stock may be granted or sold to participants in recognition of past services or for other valid consideration and may be issued in lieu of cash compensation due to such participant. The plan administrator may grant dividend equivalent rights to participants that entitle the recipient to receive credits for dividends that would have been paid if the recipient had held a specified number of shares of our common stock.

Cash Awards. The plan administrator may grant cash-based awards under the 2023 Plan to participants, subject to such vesting and other terms and conditions as the plan administrator may determine.

Summary of Material United States Federal Income Tax Considerations

The following is only a summary of the principal United States federal income tax consequences of certain transactions under the 2023 Plan. The summary does not discuss all federal tax consequences under the 2023 Plan, nor does it discuss the tax laws of any municipality, state or foreign country in which a participant may reside or otherwise be subject to tax.

PARTICIPANTS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE PARTICULAR FEDERAL INCOME TAX CONSEQUENCES TO THEM OF PARTICIPATING IN THE 2023 PLAN, AS WELL AS WITH RESPECT TO ANY APPLICABLE STATE, LOCAL OR FOREIGN INCOME TAX OR OTHER TAX CONSIDERATIONS.

Incentive Stock Options. No taxable income is generally realized by the optionee upon the grant or exercise of an incentive stock option. If shares of our common stock issued to an optionee pursuant to the exercise of an incentive stock option are sold or transferred after two years from the date of grant and after one year from the date of option exercise, then generally (i) upon sale of such shares, any amount realized in excess of the option exercise price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (ii) neither we nor our subsidiaries will be entitled to any deduction for federal income tax purposes; provided that such incentive stock option otherwise meets all of the technical requirements of an incentive stock option. The excess of the fair market value of shares received upon exercise of an incentive stock option over the option exercise price will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.

If shares of our common stock acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of the two-year and one-year holding periods described above,

referred to as a disqualifying disposition, generally (i) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess of the fair market value of the shares of our common stock at exercise (or, if less, the amount realized on a sale of such shares of our common stock) over the option exercise price, and (ii) we or our subsidiaries will be entitled to deduct such amount. Special rules will apply where all or a portion of the exercise price of the incentive stock option is paid by tendering shares of our common stock.

If an incentive stock option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a non-qualified option. Generally, an incentive stock option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the three-month rule does not apply.

Nonstatutory Stock Options. No income is generally realized by the optionee at the time a nonstatutory option is granted. Generally (i) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option exercise price and the fair market value of the shares of our common stock on the date of exercise, and either we or our subsidiaries will receive a tax deduction for the same amount, and (ii) at disposition of the shares, any gain or loss in value after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares of our common stock have been held. A capital gain or loss will generally be long-term if the participant held the shares for more than 12 months after the option exercise date, or short-term if the participant held the shares for 12 months or less. Special rules will apply where all or a portion of the exercise price of the non-qualified option is paid by tendering shares of our common stock.

All Other Awards. For all other awards under the 2023 Plan, either we or our subsidiaries generally will be entitled to a tax deduction in connection with such awards in an amount equal to the ordinary income realized by the participant at the time the participant recognizes such income. Participants typically are subject to income tax and recognize such tax at the time that an award is exercised, vests or becomes non-forfeitable, unless the award provides for deferred settlement.

The vesting of any portion of an award that is accelerated due to the occurrence of a change in control may cause all or a portion of the payments with respect to such accelerated awards to be treated as “parachute payments” as defined in the Code. Any such parachute payments may be non-deductible to either us or our subsidiaries, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

New Plan Benefits

No awards have been granted under the 2023 Plan that are contingent on stockholder approval of the 2023 Plan. The awards that are to be granted to any participant or group of participants are indeterminable at the date of this proxy statement because participation and the types of awards that may be granted under the 2023 Plan are subject to the discretion of the plan administrator. Consequently, no new plan benefits table is included in this proxy statement.

Our board of directors recommends that you vote “FOR” the amendment to the 2023 Equity and Incentive Plan

Corporate Governance

In designing our corporate governance structure, we seek to identify and implement the best practices that will serve the interests of our business and stockholders, including practices mandated by the Sarbanes-Oxley Act of 2002 and related rules of the Securities and Exchange Commission and the Nasdaq Stock Market. You can find our current corporate governance principles, including our code of ethics and the charters for the standing committees of our board of directors, on our website at www.aware.com. The code of ethics applies to not only our principal executive officer, principal financial officer and principal accounting officer, but also all of our other employees, executive officers and directors. The code of ethics includes, among other things, provisions covering compliance with laws and regulations, conflicts of interest, insider trading, proper use of our assets, confidentiality, discrimination and harassment, accounting and record keeping, the reporting of illegal or unethical behavior, enforcement of the code of ethics and discipline for violations of the code of ethics. We have also adopted a policy that forbids our officers, directors and employees to engage in short-term or other speculative trading, such as short sales, option sales or purchases, or other derivatives trading or hedging transactions in our securities. We intend to continue to modify our policies and practices to address ongoing developments in the area of corporate governance. Many features of our corporate governance principles are discussed in other sections of this proxy statement. Some of the highlights of our corporate governance principles are:

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Director and committee independence. A majority of our directors are independent directors under the rules of the Nasdaq Stock Market. The board of directors has determined that our independent directors are Brian D. Connolly, Gary Evee, Peter R. Faubert, Brent P. Johnstone, and John S. Stafford, III. Each member of the audit committee, nominating and corporate governance committee, and compensation committee meets the independence requirements of the Nasdaq Stock Market for membership on the committees on which he serves.
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Audit committee. Our audit committee is directly responsible for appointing, compensating, overseeing, and, when necessary, terminating the engagement of independent auditors. Our independent auditors report directly to the audit committee. The board of directors has determined that Mr. Faubert is an audit committee financial expert under the rules of the Securities and Exchange Commission. Prior approval from the audit committee is required for all audit services and non-audit services to be provided by our independent auditors.
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Committee authority. Our audit committee, nominating and corporate governance committee, and compensation committee each have the authority to retain independent advisors and consultants, with all fees and expenses to be paid by us.
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Whistleblower procedures. Our audit committee has adopted procedures for the treatment of complaints regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential and anonymous submission by our directors, officers and employees of concerns regarding questionable accounting, internal accounting controls or auditing matters.

Directors and Executive Officers

Directors and executive officers

The following table provides information regarding Aware’s directors and executive officers as of May 15, 2026:

Name	Age	Position
Ajay K. Amlani	52	Chief executive officer, president and director
Gary Evee (1)(2)(3)(4)	54	Chairman and Director
Brian D. Connolly (2)(3)(4)	56	Director
Peter R. Faubert (2) (4)	55	Director
Brent P. Johnstone (1)(3)(4)	55	Director
Brian Krause	48	Chief revenue officer
John S. Stafford, III (1)(3)(4)	56	Director
Lona Therrien	53	Chief marketing officer
David K. Traverse	51	Chief financial officer

(1)
Member of the executive committee
(2)
Member of the audit committee
(3)
Member of the compensation committee
(4)
Member of the nominating and corporate governance committee

In October 2024, the Board of Directors initiated a leadership transition process as part of its ongoing strategic planning. Robert Eckel, our then-Chief Executive Officer, stepped down from the role effective December 31, 2024. During the interim period, David Traverse, our Chief Financial Officer, served as Interim CEO while the Board conducted an executive search. Following the conclusion of this process, the Board appointed Ajay Amlani as President and Chief Executive Officer, effective February 3, 2025.

Gary Evee has been a director of Aware since February 2021 and has served as Chairman of the Board since April 2025. Since December 2024, Mr. Evee has served as Chief Executive Officer of Aprivè, a company he founded. From January 2018 through 2024, Mr. Evee served as Chief Executive Officer of Evee Consulting Group, a cybersecurity and technology consulting firm advising enterprise clients on risk management and digital transformation. Earlier in his career, Mr. Evee spent 22 years at IBM in progressively senior leadership roles, including Director of Worldwide Mobile Security and Director of IBM Security Worldwide Customer Success and Sales Operations from September 1995 to January 2017. In these roles, he led global teams responsible for scaling IBM’s security and mobile portfolios across enterprise markets, with accountability for go-to-market strategy, customer success and revenue growth. He has over 25 years of information technology experience.

Mr. Evee currently serves on the board of Associated Industries of Massachusetts and as a trustee of Dedham Savings Bank, Charlesbridge Holding Company and Mass Insight. He holds a B.A. in Political Science from Hampton University. Our Board benefits from Mr. Evee’s extensive experience as a technology executive and entrepreneur and his deep expertise in cybersecurity.

Brent P. Johnstone has been a director of Aware since May 2012 and served as chairman from March 2019 to March 2025. Since December 2025, Mr. Johnstone has served as Managing Director at Multichannel Partners, a company supporting brands in their brick-and-mortar and e-commerce efforts. He also serves as managing partner at Bram Capital Partners, a private investment firm which he co-founded in 2022. Additionally, he continues as managing director for Quarry Capital Management LLC, a private investment firm which he co-founded in 2005 and Manager of BPS Distribution Growth Holdings, a firm founded in 2019 to invest in companies that offer analytics software, services, and training. Mr. Johnstone also is an advisor to ActVantage, L.P., an analytics software and advisory firm which he co-founded in 2019. Mr. Johnstone served as CEO of Royal Pet Supplies, a portfolio company of Quarry Capital Management, from June 2010 to June 2012. Mr. Johnstone has also served as a board member of Royal Pet Supplies, Inc. since March 2009. Prior to Quarry Capital Management LLC, Mr. Johnstone served as a vice president in the investment management division at Thomson Financial from 2003 to 2005. From 2002 to 2003, Mr. Johnstone served as general manager of TheMarketsPro at TheMarkets.com. Prior to TheMarkets.com, Mr. Johnstone co-founded and launched BulldogResearch.com, a financial website. Prior to co-founding BulldogResearch.com, Mr. Johnstone worked in private client services at Lehman Brothers from 1998 to 1999 and worked as a strategic marketing associate at SystemSoft Corporation from 1995 to 1996. Prior to SystemSoft, Mr. Johnstone worked in investment banking in Morgan Stanley’s real estate and technology corporate finance teams from 1993 to 1995. Mr. Johnstone received a B.A. from Harvard College and an M.B.A. from the Harvard Business School. Our board benefits from Mr. Johnstone’s over 25 years’ experience in the investment and financial services industries and his expertise in finance.

Brian D. Connolly has served as a director of Aware since January 2012. Mr. Connolly is currently Co-Chief Investment Officer for Millstreet Capital Management LLC, an investment firm which he co-founded in 2010. Prior to Millstreet Capital Management LLC, Mr. Connolly served as a senior analyst at Regiment Capital Advisors, LP from 2005 to 2008. From 2000 to 2005, Mr. Connolly served as a research analyst at Fidelity Management & Research Company. Mr. Connolly received a B.A. from Harvard University and an M.B.A. from the Massachusetts Institute of Technology Sloan School of Management. Our board benefits from Mr. Connolly’s over 20 years of experience in the financial services and investing field and his expertise in finance.

Ajay K. Amlani has served as director of Aware since February 2025, when he was also appointed as Aware's chief executive officer and president. Mr. Amlani, previously served as Head of the Americas at iProov Ltd., a digital identity company based in London, from August 2022 through January 2025. Prior to that position, from September 2021 through August 2022, he was Chief Strategy Officer and General Manager of the Digital Identity Business Unit at Credence Management Solutions LLC, a provider of management consulting, engineering, and technology services to federal agencies and commercial clients. From August 2019 through April 2021, Mr. Amlani served as Senior Vice President Corporate Strategy and Development and General Manager of Commercial Business at IDEMIA Identity & Security USA LLC, a biometric identification and security company. Mr. Amlani is also a Senior Advisor at Chertoff Group, LLC where he has worked with U.S. counterterrorism and Department of Defense leaders since October 2022. Mr. Amlani served in the U.S. government between 2016 and 2019, first under Secretary of Defense Ash Carter and then under Secretary James Mattis, to launch the

Defense Innovation Unit, a Silicon Valley-based unit of the Department of Defense established to modernize the U.S. military with better technology. Mr. Amlani cofounded Verified Identity Pass, the original company that went on to become Clear Secure, Inc., which now serves millions of Americans with airport fast-line and identity verification services, and YOU Technology, a mobile-first, retailer-focused identity and loyalty platform. Mr. Amlani received a B.S. in engineering and a MBA from the University of Michigan. Our board benefits from Mr. Amlani's extensive experience in the biometric identification field in both commercial and governments settings.

Peter R. Faubert has been a director of Aware since March 2020. Since June 2024, Mr. Faubert has served as Chief Financial Officer of MK Systems USA, Inc., a global media technology company. He brings over 20 years of extensive finance leadership for public and private software companies that focused on security technology, video service providers, mobility, gaming and enterprise computing. Previously, from May 2022 to May 2025, Mr. Faubert served as Chief Financial Officer of Vecna Robotics, Inc., an intelligent material handling automation company. Prior to Vecna Robotics, Inc. he was Senior Vice President of Finance from November 2021 to January 2022 and Chief Financial Officer, Treasurer and Secretary from October 2019 to November 2021 of Evolv Technology. Prior to Evolv Technology, Mr. Faubert served as Chief Financial Officer, Senior Vice President and Treasurer of SeaChange International, Inc. from July 2016 to October 8, 2019, and from February 2019 to April 2019, served in the Office of the CEO. Mr. Faubert served as Chief Financial Officer of This Technology, Inc. from December 2013 to August 2015 when This Technology was acquired by Comcast Corporation (“Comcast”). Mr. Faubert provided consulting services to Comcast until June 2016. Prior to This Technology, Mr. Faubert served as Chief Financial Officer and Treasurer of Vision Government Solutions, Inc. from October 2012 to December 2013, Chief Financial Officer of JNJ Mobile (MocoSpace) from February 2009 to July 2012 and Chief Financial Officer and Treasurer at Turbine, Inc. from August 2005 to January 2009. Mr. Faubert is also a Certified Public Accountant. Mr. Faubert received a Bachelor’s Degree in accounting from Northeastern University. Our board benefits from Mr. Faubert’s over 15 years as a chief financial officer and senior finance professional in addition to his experience with several high technology companies.

Brian Krause has served as chief revenue officer of Aware since March 2025. Prior to assuming his role at Aware, Mr. Krause served as Managing Director, North America for Incode Technologies, Inc., a global digital identity technology company from October 2023 to February 2025. Prior to that, Mr. Krause held the position of Vice President of Global Revenue at Veriff Inc., a digital identity verification technology provider, where he had full responsibility for end-to-end revenue from July 2021 to October 2023. Mr. Krause received a B.S. in Accounting and Finance from Bridgewater State University and MBA from Boston University.

John S. Stafford, III has served as a director of Aware since January 2011. Since 2001, Mr. Stafford has served as Chief Executive Officer of Ronin Capital, LLC, a registered broker dealer with proprietary trading operations encompassing equity, fixed income and derivative securities. Since 2012, Mr. Stafford has served as Chief Executive Officer of Ronin Trading LLC, a non-registered entity with proprietary trading operations in various financial instruments. Mr. Stafford has also previously served as a board member of Xencor, Inc. Mr. Stafford has also made investments in over 40 private companies and has served as a board member on several of these companies. Our board benefits from Mr. Stafford’s investing experience, his experience as a member of other boards of directors, and the fact that, as one of our significant stockholders, his and our stockholders’ interests in the success of Aware are aligned.

Lona Therrien. has served as Chief Marketing Officer of Aware, Inc. since May 2025. Prior to joining Aware, Ms. Therrien served as Chief Marketing Officer at ExtraHop from November 2022 to January 2025, where she led strategic marketing initiatives, including a company-wide rebrand and significant contributions to pipeline and bookings growth. Earlier, Ms. Therrien held senior marketing leadership roles at Cybereason from March 2021 to October 2022, where she oversaw global marketing communications and thought leadership programs, and at Mimecast (NASDAQ: MIME) from June 2016 to February 2021, where she directed global corporate communications. She also held roles of increasing responsibility at RSA Security, Symantec and @stake. Ms. Therrien brings over 15 years of experience in strategic marketing leadership within the cybersecurity industry, with a focus on driving growth, building high-performing teams and executing effective go-to-market strategies. She has been recognized as one of the Top 50 Women Chief Marketing Officers of 2024. She holds a B.A. in Communications from the University of Georgia and an M.A. in Communications from Miami University.

David K. Traverse. has served as chief financial officer since June 2024. Mr. Traverse, previously served as the interim chief executive officer from January 2025 to February 2025, principal financial officer from October 2023 to June 2024 and as the Company’s Corporate Controller from April 2020 to October 2023. Mr. Traverse has an extensive background in Finance and Public Accounting. Most recently, prior to joining the Company, Mr. Traverse was Vice President and Corporate Controller at SeaChange International from November 2018 through April 2020 and Vice President Finance and Chief Financial Officer at Artel Video Systems from October 2015 to October 2018. Mr. Traverse has also worked as a Certified Public Accountant at several public accounting firms. Mr. Traverse received a Bachelor of Science in Accounting from the University of Massachusetts Lowell.

The board of directors is divided into three classes, referred to as Class I, Class II and Class III, each consisting of approximately one-third of the directors. One class is elected each year at the annual meeting of stockholders to hold office for a term of three years and until their respective successors have been duly elected and qualified. The number of directors has been fixed at seven. The current terms of Mr. Connolly and Mr. Evee, our Class I directors, will expire at our 2027 annual meeting. The current terms of Messrs. Johnstone and Stafford, III, our Class II directors, will expire at our 2028 annual meeting. The current terms of Messrs. Amlani and Faubert, our Class III directors, will expire at our 2026 annual meeting.

Executive officers are elected annually by the board of directors and serve at the discretion of the board or until their respective successors have been duly elected and qualified. There are currently no family relationships among any of our directors and executive officers.

We require that each nominee for director be an individual of the highest character and integrity, have substantial experience that is of particular relevance to Aware, have sufficient time available to devote to our affairs, and represent the best interests of all our stakeholders, including our shareholders. The nominating and corporate governance committee has discretion as to the determination of which individuals will best fit these criteria. We believe that all of the nominees for election to the board of directors at the 2026 Annual Meeting possess these characteristics. Although the nominating and corporate governance committee considers the diversity of board members, including diversity of experience, gender and ethnicity, when considering candidates, we have not adopted any diversity policies relating to the nomination of candidates for director. We believe the current members of our board of directors reflect our commitment to diversity.

Board leadership structure and role in risk oversight

Our board of directors believes that Aware and its stockholders are best served at this time by having Mr. Evee serve as our chairman and Mr. Amlani serve as our chief executive officer and president. In his role as chairman, Mr. Evee oversees key strategic, corporate and governance activities. In his position as chief executive officer and president, Mr. Amlani, oversees the day-to-day operations of Aware. The board of directors believes that having a non-employee, independent director as chairman is an important aspect of effective corporate governance. In his role as chairman, Mr. Evee’s responsibilities include the following:

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Acting as a liaison between the independent directors and the chief executive officer and president;
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Presiding at executive sessions of the independent directors;
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Facilitating discussions among the independent directors on key issues and concerns outside of board meetings;
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In collaboration with the chief executive officer and president, preparing agendas for board meetings; and
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Working with the board’s committees.

Our management is responsible for the day-to-day management of the risks that we face, while the board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the board is responsible for satisfying itself that the risk management processes are adequate and functioning as designed. The board’s involvement in risk oversight includes receiving regular reports from members of senior management and evaluating areas of material risk to Aware, including operational, financial, legal, regulatory, strategic, and reputational risks.

Certain relationships and related transactions

In March 2007, our board of directors formally adopted a written policy with respect to related person transactions to document procedures pursuant to which such transactions are reviewed and approved. The policy applies to any transaction in which (1) we are a participant, (2) any related person has a direct or indirect material interest and (3) the amount involved exceeds $120,000, but excludes any transactions available to all employees or stockholders of Aware on the same terms. The audit committee is responsible for reviewing proposed related person transactions and must approve any related person transaction subject to the policy before commencement of the transaction. The policy states that the audit committee will approve only those related person transactions that the audit committee determines are beneficial to us and the terms of which are fair to us.

In 2025 and the portion of 2026 through the date of this proxy statement, we did not have any transactions with a related person.

Committees and meetings of the board

During 2025, our board of directors met three times and took 11 actions by written consent. No incumbent director attended fewer than 75% of the total number of meetings held by the board and committees of the board on which he served. We have a compensation committee, an audit committee, an executive committee, and a nominating and corporate governance committee.

Executive Committee. Our executive committee is currently composed of Gary Evee, Brent P. Johnstone and John S. Stafford, III. The executive committee has all of the powers of the board of directors except the power to: change the number of directors or fill vacancies on the board of directors; elect or fill vacancies in the offices of president, treasurer or secretary; remove any officer or director; amend our by-laws; change our principal office; authorize the payment of any dividend or distribution to our stockholders; authorize our reacquisition of capital stock for value; or authorize a merger. The executive committee did not meet in 2025.

Compensation Committee. Our compensation committee is currently composed of four independent directors, Brian D. Connolly, who serves as chairman, Gary Evee, John S. Stafford, III and Brent P. Johnstone. In 2025, the compensation committee held one meeting and took one action by written consent. In March 2004, our board of directors adopted a Compensation Committee Charter, which it amended in March 2019. The Compensation Committee Charter, as amended, is available on our website at www.aware.com.

Audit Committee. Our audit committee is currently composed of Peter R. Faubert, who serves as chairman, Brian D. Connolly and Gary Evee. Our board of directors has determined that Mr. Faubert is each an audit committee financial expert under Securities and Exchange Commission rules. In 2025, the audit committee met four times. In March 2004, our board of directors adopted an Audit Committee Charter, which it amended in March 2019 and December 2023. The Audit Committee Charter, as amended, is available on our website at www.aware.com.

Nominating and Corporate Governance Committee. Our nominating and corporate governance committee is currently composed of five independent directors: Gary Evee who serves as chairman, Brent P. Johnstone, Brian D. Connolly, Peter R. Faubert and John S. Stafford III. In 2025, the nominating and corporate governance did not meet and conducted its business by means of unanimous written consents. In March 2004, our board of directors adopted a Nominating and Corporate Governance Committee Charter, which it amended in March 2019. The Nominating and Corporate Governance Committee Charter, as amended, is available on our website at www.aware.com.

The nominating and corporate governance committee, in consultation with our president and chief executive officer, identifies and reviews candidates for our board of directors and recommends to our full board candidates for election to our board. In selecting new directors, the committee considers any requirements of applicable law or listing standards, a candidate’s strength of character, judgment, business experience and specific area of expertise, factors relating to the composition of the board (including its size and structure), principles of diversity, and such other factors as the committee shall deem appropriate.

From time to time, the nominating and corporate governance committee reviews the appropriate skills and characteristics required of board members in the context of the current make-up of the board, including such factors as business experience, diversity, and personal skills in technology, finance, marketing, international business, financial reporting and other areas that contribute to an effective board.

The nominating and corporate governance committee, in consultation with our president and chief executive officer, considers and recruits candidates to fill positions on the board, including as a result of the removal, resignation or retirement of any director, an increase in the size of the board or otherwise. The committee also reviews any candidate recommended by our stockholders in light of the committee’s criteria for selection of new directors. Stockholders may make nominations for the election of directors by delivering notice in writing to the Secretary of Aware not less than 60 days nor more than 90 days prior to any meeting of the stockholders called for the election of directors. As part of this responsibility, the committee is responsible for conducting, subject to applicable law, any and all inquiries into the background and qualifications of any candidate for the board and such candidate’s compliance with the independence and other qualification requirements established by the committee or imposed by applicable law or listing standards. The committee also develops and recommends to the Board governance principles applicable to the Company and is responsible for leading an annual review of the performance of both the Board as a whole and its individual members. The annual Board review took place in November 2025.

The board of directors, upon the recommendation of the nominating and corporate governance committee, has nominated for election at the 2026 annual meeting of stockholders as Class III directors Ajay K. Amlani and Peter R. Faubert, each of whom is currently a Class III director of Aware. In nominating Mr. Amlani, the board and committee took into account Mr. Amlani's experience as our chief executive officer and president since February 2025, as well as his over 20 years’ experience in biometrics industry. In nominating Mr. Faubert, the board and committee took into account Mr. Faubert’s over 15 years as a chief financial officer and senior finance professional and his experience with high technology companies.

Policy regarding board attendance

To the extent reasonably practicable, directors are expected to attend board meetings and meetings of committees on which they serve. Last year, one of our directors attended the annual meeting.

Communications with our board of directors

Our board of directors has established the following process for stockholders to communicate directly with the board, and this process has been approved by a majority of our independent directors. Stockholders wishing to communicate with the board of directors should send correspondence to the attention of the Chairman of the Board at Aware, Inc., 76 Blanchard Road Burlington, Massachusetts 01803, and should include with the correspondence evidence that the sender of the communication is one of our stockholders. Satisfactory evidence would include, for example, contemporaneous correspondence from a brokerage firm indicating the identity of the stockholder and the number of shares held. Our chairman will review all correspondence confirmed to be from stockholders and decide whether or not to forward the correspondence or a summary of the correspondence to the board or a committee of the board. Accordingly, our chairman will review all stockholder correspondence, but the decision to relay that correspondence to the board or a committee of the board will rest entirely within his discretion.

Code of ethics

We have adopted a code of ethics that applies to all employees, officers and directors. The code of ethics also contains special ethical obligations which apply to employees with financial reporting responsibilities, including our principal executive officer, principal financial officer and principal accounting officer. Our code of ethics includes, among other things, provisions covering compliance with laws and regulations, conflicts of interest, insider trading, proper use of our assets, confidentiality, discrimination and harassment, accounting and record keeping, the reporting of illegal or unethical behavior, enforcement of the code of ethics and discipline for violations of the code of ethics. Our code of ethics is available on our website at www.aware.com. Any waiver of any provision of the code of ethics granted to an executive officer or director may only be made by the board of directors and will be promptly disclosed on our website at www.aware.com.

Compensation committee interlocks and insider participation

Our compensation committee is currently composed of Messrs. Connolly, Evee, Johnstone, and Stafford, III. In 2025, no officer or employee of Aware, including our executives, participated in the deliberations of the compensation committee concerning the compensation of our executive officers. No interlocking relationship existed between our board of directors or compensation committee and the board of directors or compensation committee of any other company in 2025.

Compensation of Executive Officers and Directors

Executive compensation

The following table provides summary information concerning compensation earned for services rendered to Aware, Inc. in all capacities for the fiscal years ended December 31, 2025 and 2024 by (i) each person who served as our principal executive officer during the year needed December 31, 2025 and, and (ii) our two other most highly compensated executive officers, as well as up to two additional individuals who would have been among the most highly compensated executive officers but for the fact that they were not serving as executive officers at the end of the fiscal year. During 2025, David Traverse served as Interim Chief Executive Officer from January 1, 2025 through February 3, 2025, and resumed the role of Chief Financial Officer thereafter. Ajay Amlani was appointed Chief Executive Officer effective February 3, 2025. The individuals listed below are referred to as our “named executive officers” or “NEOs.”

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Award ($) (2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Ajay Amlani (5)	2025	111,110	881,751	833,664	—	221	1,826,746
Chief Executive Officer, President & Director
David Traverse (6)	2025	245,830	15,492	—	—	9,920	271,242
Chief Financial Officer	2024	223,780	12,720	81,110	—	9,963	327,573
Mohamed Lazzouni (7)	2025	311,469	—	—	—	11,294	322,763
Chief Technology Officer	2024	303,908	—	121,665	31,865	11,386	468,825
Brian Krause (8)	2025	246,667	—	80,829	—	9,394	336,890
Chief Revenue Officer

(1)
Represents the dollar amount of expense recognized for financial statement reporting purposes attributable to unrestricted stock awards in accordance with ASC 718.

(2)
Represents the aggregate grants date fair value, computed using the Back-Scholes option pricing model in accordance with ASC 718, of options granted during each year, excluding the impact of estimated forfeitures related to service-based vesting conditions.

On January 17, 2024, our stockholders approved a stock option exchange program (the “Exchange Offer”) pursuant to which eligible employees, primarily consisting of options (the “Eligible Options”) for replacement stock options with modified terms it expired on February 20, 2024. Pursuant to the Exchange Offer, our named executive officers elected to exchange Eligible Options as set forth in the table below.

The exercise price per share of the New Options granted pursuant to the Exchange Offer was $2.21 per share. Each New Option vested and became exercisable, with respect to 50% of the shares of common stock underlying such New Option on the first anniversary of the grant date and, with respect to the remaining shares of common stock underlying such New Option, in twelve equal monthly installments thereafter, subject to the continuous service of the holder. The other terms and conditions of the New Options are governed by the terms and conditions of the 2023 Plan and the nonstatutory stock option agreements entered into thereunder. There was no incremental fair value for the New Options.

The assumptions made to determine the value of these awards are set forth in Note 8 of our Consolidated Financial Statements included in our annual report on Form 10-K for the year ended December 31, 2024, as filed with the SEC on March 13, 2025

Name	Eligible Options Surrendered (#)	New Options Granted (#)
Robert A. Eckel	1,450,000	619,000
Mohamed Lazzouni	375,000	157,873
David Traverse	100,000	44,000

(3)
Amounts represent cash incentive compensation earned under the Company’s annual incentive plan based on performance for the applicable fiscal year.
(4)
Amounts include, as applicable, employer contributions to retirement plans, health and welfare benefits, severance payments, and other perquisites. Additional detail regarding amounts in this column for 2025 is provided below.

Name	401(k) Matching Contributions ($)	Group Term Life Insurance Premiums ($)
Mr. Amlani	-	221
Mr. Traverse	9,429	491
Mr. Lazzouni	8,095	1,842
Mr. Krause	9,000	394

(5)
Mr. Amlani was appointed Chief Executive Officer effective February 3, 2025.
(6)
Mr. Traverse served as Interim Chief Executive Officer from January 1, 2025 through February 3, 2025, and resumed the role of Chief Financial Officer thereafter.
(7)
Mr. Lazzouni's employment with the Company was terminated on March 6, 2026.
(8)
Mr. Krause was appointed Chief Revenue Officer effective February 6, 2025.

2025 Executive Bonus Plan

On May 9, 2025, the Compensation Committee of our board of directors (the “Compensation Committee”) approved the Aware, Inc. Executive Bonus Plan for 2025 (the “2025 Plan”) and established performance goals and target bonuses thereunder.

Pursuant to the 2025 Plan, each of our named executive officers was eligible to receive a bonus based upon the achievement of certain Company-wide financial performance goals, as determined by the Compensation Committee. Unlike the prior year, the 2025 Plan did not include individualized operational goals, and all bonus opportunities were based solely on Company performance.

Under the 2025 Plan, Mr. Amlani was eligible to receive a target bonus of $183,333, Mr. Krause was eligible to receive a target bonus of $100,000, Mr. Lazzouni was eligible to receive a target bonus of $156,245, and Mr. Traverse was eligible to receive a target bonus of $94,760.

The performance goals under the 2025 Plan were based on the Company’s achievement of revenue, bookings growth and EBITDA targets for 2025 (the “2025 Performance Goals”). The 2025 Performance Goals were weighted as follows: revenue (60%), bookings growth (20%) and EBITDA (20%). Each performance goal was evaluated independently, and the portion of each named executive officer’s target bonus attributable to a particular performance goal was determined based on the applicable weighting.

Notwithstanding the foregoing, no bonuses were payable under the 2025 Plan unless the Company achieved at least the threshold level of revenue for fiscal 2025.

If the threshold level of revenue was achieved, the bonus payable with respect to each performance goal was determined as follows: each named executive officer could receive a payment equal to 50% of the applicable portion of his target bonus if the relevant performance goal was achieved at the threshold level, and a payment equal to 100% of the applicable portion of his target bonus if the relevant performance goal was achieved at the target level, with the bonus to be paid for performance between the threshold and target levels to be calculated by linear interpolation. No bonus was payable with respect to any performance goal if performance was below the applicable threshold.

In addition, the Compensation Committee established an enhanced performance level for the revenue performance goal equal to 130% of the revenue target. If the Company’s revenue for 2025 exceeded the target level, participants were eligible to receive an increased bonus, with the total bonus opportunity capped at up to 300% of each named executive officer’s target bonus. The incremental bonus for revenue performance between 100% and 130% of target was calculated on a linear basis, and no additional amounts were payable for performance above the enhanced level.

Aware’s revenue for 2025 was $17.3 million, which fell below the threshold level for the revenue performance goal. In addition, the Company did not achieve the threshold levels for the bookings growth and EBITDA performance goals, with EBITDA reflecting a loss of $3.9 million for the year. Accordingly, no bonuses were paid to our named executive officers under the 2025 Plan.

Name	Bonuses relating to 2025 Financial Goals ($)
Ajay Amlani	-
David Traverse	-
Mohamed Lazzouni	-
Brian Krause	-

Outstanding Equity Awards At December 31, 2025

The following table summarizes the option awards and stock awards outstanding as of December 31, 2025 held by our named executive officers.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
Ajay Amlani	—	106,020	(1)	1.70	2/3/2035	—		—
	—	848,157	(2)	1.70	2/3/2035
						354,600	(3)	656,010
David K. Traverse	40,333	3,667	(4)	2.21	2/20/2034
	25,000	75,000	(5)	2.05	10/31/2034	—		—
						12,000	(6)	22,200
Mohamed Lazzouni (8)	144,717	13,156	(4)	2.21	2/20/2034	—		0
	—	150,000	(5)	2.05	10/31/2034	(150,000)		—
Brian Krause	—	105,000	(7)	1.56	3/6/2035	—		—

(1)
Shares will vest on February 3, 2027 if certain year-over-year bookings growth occurs for Aware in 2026
(2)
Twenty-Five percent of the option vested on February 3, 2026, with the remainder vesting in 36 equal monthly installments starting on March 3, 2026
(3)
Represents restricted stock units granted on June 13, 2025 pursuant to an amendment to Mr. Amlani’s employment agreement under which a portion of his base salary for 2026 and 2027 will be payable in equity. The award vests in twenty-four equal monthly installments beginning January 16, 2026 and ending December 16, 2027, subject to Mr. Amlani’s continued service through each applicable vesting date.
(4)
Options vested fifty percent on February 20, 2025, with the remainder vesting in 24 equal monthly installments starting on March 20, 2025.
(5)
Twenty-five percent of the option will vested on October 31, 2025, and continuing on each anniversary thereafter until fully vested on October 31, 2028.
(6)
Unrestricted stock award will issue shares of 6,000 on June 1, 2026 and 2027 provided Mr. Traverse is serving as a director, officer, or employee of the Company or any subsidiary of the Company on said dates.
(7)
Twenty-five percent of the option will vested on March 6, 2026, with the remainder vesting in 36 equal monthly installments starting on April 6, 2026.
(8)
Mr. Lazzouni’s employment with the Company terminated on March 6, 2026. Treatment of his outstanding equity awards following termination was governed by the applicable award agreements and his separation agreement.

Policies and Practices Related to the Grant of Certain Equity Award

From time to time, our Compensation Committee grants stock options to employees, including our NEOs. As we do not regularly grant options, we do not maintain any written policies on the timing of awards of stock options.

Our Compensation Committee does not grant equity awards in anticipation of the release of material nonpublic information. Similarly, we do not time the release of material nonpublic information about the company based on equity award grant dates. As required by Item 402(x) of Regulation S-K under the Securities Exchange Act of 1934, as amended, we are providing the following information relating to such stock options granted to these NEOs because they were granted during the period beginning four business days before, and ending one business day after, the filing of a periodic report on Form 10-Q or Form 10-K, or the filing or furnishing of a current report on Form 8-K.

Name	Grant Date	Number of Securities Underlying the award	Exercise price of the award ($)	Grant Date fair value of the award ($)

Percentage change in the closing market price of the securities underlying the award between the trading day ending immediately prior to the disclosure of material nonpublic information and the trading day beginning immediately following the disclosure of material nonpublic information

Ajay Amlani	02/03/2025	106,020	1.70	88,813	(1)	(10%)	(2)
Ajay Amlani	02/03/2025	106,020	1.70	92,534	(3)	(10%)	(2)
Ajay Amlani	02/03/2025	848,157	1.70	744,852	('4)	(10%)	(2)
Ajay Amlani	03/13/2025	166,229	-	257,655	(5)	(5%)	(6)
Ajay Amlani	06/13/2025	354,600	-	624,096	(7)	(20%)	(8)
Brian Krause	03/06/2025	105,000	1.56	80,829	(9)	(4%)	(8)

(1)
Shares were to vest on February 3, 2026 if certain year-over-year bookings growth occurs for Aware in 2026. The bookings metric was not met and the award was forfeited
(2)
Calculated using the closing prices of our common stock on the Nasdaq Global Market on February 3, 2025 and March 6, 2025, of $1.60 and $1.43 per share, respectively, based on the disclosure of material nonpublic information in Forms 8-K filed on March 5, 2025. The percentage change in the closing market price of the securities underlying the options between the trading day ending immediately prior to and the trading day beginning immediately following the filing of our Quarterly Report for the year ended December 31, 2025 was 0.3%
(3)
Shares will vest on February 3, 2027 if certain year-over-year bookings growth occurs for Aware in 2027.

(4)
Twenty-Five percent of the option vested on February 3, 2026, with the remainder vesting in 36 equal monthly installments starting on March 3, 2026
(5)
Represents restricted stock units granted on March 13, 2025 pursuant to an amendment to Mr. Amlani’s employment agreement under which a portion of his base salary for 2025 will be payable in equity. The award vested in ten equal monthly installments beginning March 16, 2026 and ending December 16, 2026.
(6)
Calculated using the closing prices of our common stock on the Nasdaq Global Market on March 13, 2025 and April 30, 2025, of $1.55 and $1.62 per share, respectively, based on the disclosure of material nonpublic information in Forms 8-K filed on April 29, 2025. The percentage change in the closing market price of the securities underlying the options between the trading day ending immediately prior to and the trading day beginning immediately following the filing of our Quarterly Report for the quarter ended March 31, 2025 was 0.3%
(7)
Represents restricted stock units granted on June 13, 2025 pursuant to an amendment to Mr. Amlani’s employment agreement under which a portion of his base salary for 2026 and 2027 will be payable in equity. The award vests in twenty-four equal monthly installments beginning January 16, 2026 and ending December 16, 2027, subject to Mr. Amlani’s continued service through each applicable vesting date.
(8)
Calculated using the closing prices of our common stock on the Nasdaq Global Market on June 13, 2025 and July 31, 2025, of $1.76 and $2.12 per share, respectively, based on the disclosure of material nonpublic information in Forms 8-K filed on July 30, 2025. The percentage change in the closing market price of the securities underlying the options between the trading day ending immediately prior to and the trading day beginning immediately following the filing of our Quarterly Report for the year quarter ended June 30, 2025 was 0.5%
(9)
Twenty-Five percent of the option vested on March 6, 2026, with the remainder vesting in 36 equal monthly installments starting on April 6, 2026

Post-Employment Compensation

Pension Benefits Table

We do not have any tax-qualified or non-qualified defined benefit plans or supplemental executive retirement plans.

Non-qualified Deferred Compensation Table

We do not have any non-qualified defined contribution plans or other non-qualified deferred compensation plans.

Potential Payments Upon Termination or Change in Control

Separation Agreement with Mr. Lazzouni

Mr. Lazzouni, the Company’s Chief Technology Officer, departed the Company effective March 10, 2026. In connection with his departure, the Company entered into a separation agreement with Mr. Lazzouni that provides for severance arrangements consistent with the terms of his existing employment agreement with the Company.

The Separation Agreement supersedes in its entirety the Employment Agreement we previously entered into with Mr. Lazzouni.

Employment Agreements

We have entered into Employment Agreements (each, an “Employment Agreement”) Messrs Amlani, Krause, Lazzouni and Traverse. Mr. Amlani entered into his Employment Agreement on February 3, 2025, Mr. Krause entered into his Employment Agreement on March 6, 2025. Mr. Lazzouni entered into his Employment Agreement on November 19, 2019, and Mr. Traverse entered into his Employment Agreement on June 1, 2024.

Payments on Termination by Aware Without Cause or by the Named Executive Officer with Good Reason

Pursuant to the terms of each executive’s Employment Agreement, if the executive’s employment is terminated by us without “Cause”, or the executive terminates his employment for “Good Reason”, the executive shall receive from us: (i) an amount equal to the executive’s annual base salary paid during the twelve (12) months immediately preceding the termination of the Executive’s employment, divided by the number of days employed during the twelve (12) months immediately preceding the termination of the Executive’s employment and multiplied by 365, (ii) notwithstanding anything to the contrary in any applicable option agreement or stock-based award agreement, all time-based stock options and other time-based stock-based awards held by the executive in which such stock option or other stock-based award would have vested if the executive had remained employed for an additional twelve (12) months following the “Date of Termination” shall vest and become exercisable or nonforfeitable as of the Date of Termination and (iii) for up to twelve (12) months following the executive’s termination of employment, payment of the difference between the cost of COBRA continuation coverage for the executive and any dependent who received health insurance coverage prior to such termination, and any premium contribution amount applicable to the executive as of such termination. Our obligation to provide the foregoing benefits is subject to the executive entering into a new noncompetition agreement with us that contains noncompetition and employee non-solicitation covenants in effect for one year from termination of the executive’s employment and the effectiveness of a release of claims executed by the executive in favor of us.

Payments on Termination by Aware Without Cause or by the Named Executive Officer with Good Reason Following a Change of Control

Pursuant to the terms of each executive’s Employment Agreement, if the executive’s employment is terminated during the eighteen (18) month period following a “Change of Control” (a) by us without “Cause” or (b) by the executive for “Good Reason” (as those terms are defined in the Employment Agreement), the executive will receive from us: (i) a lump-sum amount equal to (A) 1.5 times (B) the executive’s annual base salary paid during the twelve (12)

months immediately preceding the termination of the executive’s employment, divided by the number of days employed during the twelve (12) months immediately preceding the termination of the executive’s employment and multiplied by 365, (ii) notwithstanding anything to the contrary in any applicable option agreement or stock-based award agreement, all time-based stock options and other time-based stock-based awards held by the executive as of the occurrence of such Change of Control shall immediately accelerate and become fully exercisable or nonforfeitable as of the Date of Termination; and (iii) for up to eighteen (18) months following the executive’s termination of employment, payment of the difference between the cost of COBRA continuation coverage for the executive and any dependent who received health insurance coverage prior to such termination, and any premium contribution amount applicable to the executive as of such termination. Our obligation to provide the foregoing benefits is subject to the executive entering into a new noncompetition agreement with us that contains noncompetition and employee non-solicitation covenants in effect for one year from termination of the executive’s employment and the effectiveness of a release of claims executed by the executive in favor of us.

Other Separation Benefits

With the exception of the Separation Agreement and the Employment Agreements, our named executive officers do not have any agreements different from other employees with respect to payments or benefits received as a result of a termination of employment, retirement and change in control. The payments and benefits include accrued vacation pay and the right to elect continued health coverage under COBRA. There is no acceleration in the vesting of stock options or other equity awards that are required as a result of a retirement.

Pay for Performance Table

The following table provides a comparison between two measures of compensation for our named executive officers and certain measures of performance. The two compensation measures are the named executive officers’ “total compensation,” as presented in the Summary Compensation Table, and their “compensation actually paid,” a new measure of compensation required by SEC rules. These measures are presented for each person who served as our Chief Executive Officer during the relevant year, individually, and for our other named executive officers, as an average for the group.

While both “total compensation” and “compensation actually paid” measure compensation for the same fiscal year, the two measures are calculated differently. Compensation actually paid is based on total compensation but substitutes different amounts for equity compensation. Compensation actually paid removes from total compensation the grant-date fair value of equity awards granted during the relevant year and replaces it with the net aggregate change in the fair value of equity awards during the relevant year. This net aggregate change in fair value represents the sum of:

•
the year-end fair value of new awards granted during the year that are outstanding and unvested as of the end of the year;
•
the change in the fair value (positive or negative) of unvested awards outstanding during the entire year, measured from the beginning of the year to the end of the year;

•
the vesting-date fair value of new awards that are granted and also vest in the year;
•
the change in the fair value (positive or negative) of unvested awards that are held at the beginning of the year and that also vest during the year, measured from the beginning of the year to the vesting date;
•
the loss in fair value of unvested awards outstanding at the beginning of the year that fail to meet applicable vesting conditions during the year, measured as the loss of the fair value of those awards at the beginning of the year; and
•
the dollar value of any dividends or other earnings paid on awards during the year prior to any vesting date that are not otherwise reflected in total compensation for the year.

The net change in aggregate fair value must also reflect any increase in the fair value of any equity awards that were repriced or otherwise materially modified during the year. No equity awards were repriced or otherwise materially modified during any of the years presented.

Year	Summary Compensation Table Total for PEO ($)	Compensation Actually Paid to PEO ($)		Average Summary Compensation Table Total for NEOs, other than PEO ($)		Average Compensation Actually Paid to NEOs other than PEO ($)		Value of Initial Fixed $100 Investment Based on Total Shareholder Return (1) ($)	Net Loss (in Thousands) ($)
2025	1,826,746	2,074,588	(2)	310,298	(2)	337,265	(2)	110	5,873
2024	335,476	185,215	(2)	398,199	(2)	514,427	(2)	114	4,431
2023	511,283	598,508	(2)	393,357	(2)	470,449	(2)	97	7,314

(1)
Represents the cumulative total shareholder return (on a dividends-reinvested basis) on our common stock from December 30, 2022, the last trading day before the earliest year presented in the table, to the last trading day of the relevant year, calculated on the basis of an investment of $100 in our common stock on December 30, 2022.

(2)
For 2025, represents compensation actually paid to Ajay Amlani, who has served as Chief Executive Officer since February 3, 2025, and the average compensation actually paid to our other named executive officers for 2025, which includes David Traverse who served as Chief Financial Officer throughout 2025 and concurrently as interim Chief Executive Officer from January 1, 2025 through February 3, 2025. Because Mr. Traverse received no additional compensation in connection with his service as interim Chief Executive Officer, his compensation is not separately set forth in the table above. For 2024, represents compensation actually paid to Robert A. Eckel, who served as Chief Executive Officer during 2024, and the average compensation actually paid to our other named executive officers for 2024. The following table provides the adjustments to total compensation that were made in order to calculate compensation actually paid:

Change in Fair Value	Mr. Amlani ($)	Average for NEO's other than Mr. Amlani ($)
Subtract Stock and Option Awards from Summary Compensation Table	(1,715,415)	(26,943)
New Grants Unvested at Year-End	1,610,187	26,943
Prior Year Awards Unvested at Year-End	-	11,080
New Grants that Vested in 2025	353,070	-
Prior Year Awards that Vested in 2025	-	15,887
Prior Year Awards that Failed to Vest in 2025	-	-
Current Year Award that Failed to Vest in 2025	-	-
Dividends or Earnings on Awards Before Vesting	-	-
Total Change in Fair Value	247,842	26,967

Specific assumptions used to determine the fair value of options in the table above, using the Black-Scholes valuation model were an expected term of 5.5 to 6.1 years based on the simplified method, volatility of 55% based on an average of historical volatility over the expected term of the stock options, and a risk-free interest rate of 4.4% based on the U.S. Treasury yield curve equal to the expected term of the stock option.

"The following table shows, for the periods presented in the foregoing table, the relationship between, on the one hand, the compensation actually paid to our Principal Executive Officer and the average compensation actually paid to our other named executive officers and, on the other hand, each of:

•
Our cumulative total shareholder return since December 30, 2022, the last trading day before fiscal year 2023; and
•
Our net loss over the last three years.

Year	Compensation Actually Paid to PEO ($)	Average Compensation Actually Paid to NEOs other than PEO ($)	Total Shareholder return since December 30 2022	Net Loss ($)
2025	2,074,588	337,265	10%	5,873
2024	185,215	514,427	14%	4,431
2023	598,508	470,449	-3%	7,314

Metric	2024	2025	Change from 2024 to 2025
Compensation actually paid to PEO	$185,215	$2,074,588	1020%
Average Compensation Actually Paid to NEOs other than PEO	$514,427	$337,265	-34%
Total Shareholder Return since December 30, 2022	14%	10%	-4%
Net Loss (in thousands)	$4,431	$5,873	-33%

Metric	2023	2024	Change from 2023 to 2024
Compensation actually paid to Mr. Eckel	$598,508	$185,215	69%
Average Compensation Actually Paid to NEOs other than Mr. Eckel	$470,449	$514,427	9%
Total Shareholder Return since December 30, 2022	-47%	14%	61%
Net Loss (in thousands)	$7,314	$4,431	39%

DIRECTOR COMPENSATION

We reimburse each director for expenses incurred in attending meetings of the board of directors.

In February 2026, the Compensation Committee approved the following grants of unrestricted stock to our directors under our 2023 Equity and Incentive Plan in recognition of their ongoing contributions to us:

Name	# of Shares
Brent P. Johnstone	44,118
Brian D. Connolly	45,000
Gary Evee	47,059
Peter R. Faubert	42,059
John Stafford, III	39,118

The number of shares underlying each award is equal to value of the award divided by the closing price for a share of our common stock on the Nasdaq Global Market on the date of the grant. The value of the director awards was determined as follows:

Board Role	Value of Award ($)
Chairman of the board of directors	70,000
Service on the board of directors (other than as Chairman)	60,000
Audit Committee chair	10,000
Audit Committee member (other than chair)	5,000
Compensation Committee chair	10,000
Compensation Committee member (other than chair)	5,000
Nominating and Corporate Governance committee chair	10,000
Nominating and Corporate Governance committee member (other than chair)	1,500

The following table provides information about the compensation of our directors for 2025.

Non-Employee Director Compensation Table for 2025

Name	Stock Awards (#)	Stock Awards ($)(2)	Total ($)
Brian D. Connolly	51,342	76,500	76,500
Gary Evee	51,697	77,500	77,500
Peter R. Faubert	47,987	71,501	71,501
Brent P. Johnstone	54,698	81,500	81,500
John Stafford, III	44,631	66,500	66,500

(1)
The value of the unrestricted stock award was determined based on the fair market value of Aware stock on the date of the grant in accordance with ASC 718.

Report of the Audit Committee

The purpose of the audit committee is to assist the board of directors in its general oversight of Aware’s financial reporting process. The Audit Committee (“Committee”) is comprised solely of independent directors as defined by the listing standards of the Nasdaq Stock Market and the rules of the Securities and Exchange Commission. The Committee held four meetings during 2025.

The Committee oversees Aware’s financial reporting process on behalf of the board of directors. Management is responsible for the preparation, presentation and integrity of Aware’s financial statements and reporting processes, including its systems of internal controls, while RSM US LLP ("RSM"), Aware’s independent, registered public accounting firm is responsible for performing an independent audit of the consolidated financial statements in accordance with auditing standards of the Public Company Accounting Oversight Board (“PCAOB”) and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America. The Committee discussed with RSM the overall scope and plans for its audit.

In connection with this oversight, the Committee received periodic updates provided by management and RSM at regularly scheduled committee meetings. The Committee reviewed the report of management contained in Aware’s Annual Report on Form l0-K for the year ended December 31, 2025 filed with the Securities and Exchange Commission, as well as RSM’s Report of Independent Registered Public Accounting Firm included in Aware’s Annual Report on Form l0-K related to its audit of the consolidated financial statements. The Committee continues to oversee Aware’s efforts related to its internal control over financial reporting and management’s preparations for the evaluation in 2026.

The Committee has reviewed and discussed the consolidated financial statements with management and RSM, Aware’s independent auditors. The Committee has discussed with RSM the matters required to be discussed under the rules adopted by the PCAOB concerning communications with audit committees. In addition, RSM has provided the Committee with the written disclosures and the letter required by the PCAOB RULE 3526, Communication with Audit Committees Concerning Independence, and the Committee has discussed with RSM their firm's independence.

Based on the review of the consolidated financial statements and discussions with and representations from management and RSM referred to above, the Committee recommended to the board of directors that the audited financial statements be included in Aware’s Annual Report on Form 10-K for 2025, for filing with the Securities and Exchange Commission.

The Audit Committee

Peter R. Faubert, Chairman
Brian D. Connolly
Gary Evee

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

At the close of business on May 19, 2026, there were issued and outstanding 21,646,077 shares of common stock. On May 19, 2026, the closing price of our common stock as reported by the Nasdaq Global Market was $1.26 per share.

Principal stockholders

The following table provides information about the beneficial ownership of our common stock as of May 19, 2026 by:

•
each person known by us to own beneficially more than five percent of our common stock;
•
each of our directors;
•
each of our named executive officers; and
•
all of our current executive officers and directors as a group.

In accordance with Securities and Exchange Commission rules, beneficial ownership includes any shares for which a person has sole or shared voting power or investment power and any shares of which the person has the right to acquire beneficial ownership within 60 days after May 19, 2026 through the exercise of any option or otherwise. Except as noted below, we believe that the persons named in the table have sole voting and investment power with respect to the shares of common stock set forth opposite their names. The inclusion of shares listed as beneficially owned does not constitute an admission of beneficial ownership. Percentage of beneficial ownership is based on 21,646,077 shares of common stock outstanding as of May 19, 2026. In calculating a person’s percentage ownership, we have treated as outstanding any shares that the person has the right to acquire within 60 days of May 19, 2026. All shares included in the “Right to acquire” column represent shares subject to outstanding stock options potentially exercisable within 60 days after May 19, 2026. The information as to each person has been furnished by such person.

Unless otherwise noted in the following table, the address of each person listed in the table is c/o Aware, Inc., 76 Blanchard Road, Burlington, Massachusetts 01803.

	Number of shares beneficially owned			Percent
Name	Outstanding shares	Right to acquire	Total number	beneficially owned
John S. Stafford, III**	5,221,954	19,559	5,241,513	24.2%
Susan Yang Stafford (1) Susan Yang Stafford 2010 Kimborama Trust and Kimberly Susan Stafford 2004 Irrevocable Trust and Susan Yang Stafford Revocable Trust of 2011 c/o Ronin Capital, LLC 350 N. Orleans Street, Suite 2N Chicago, IL 60654	2,746,881	—	2,746,881	12.7%

Ajay K. Amlani**	622,523	329,939	952,462	4.4%
Brent P. Johnstone**	271,653	22,059	293,712	1.4%
Brian D. Connolly**	244,455	22,500	266,955	1.2%
Peter R. Faubert**	160,419	21,029	181,448	*
Gary Evee**	127,764	23,529	151,293	*
David K Traverse**	60,984	84,333	145,317	*
Brian Krause**	10,000	35,000	45,000	*
Lona Therrien**	-	21,875	21,875	*
Mohamed Lazzouni**	53,520	75,000	128,520	*
All directors and executive officers as a group ** (10 persons)	6,773,272	—	7,428,095	34.3%

* Less than one percent

** Director and/or executive officer.

(1)
The number of shares beneficially owned by Susan Yang Stafford, the Susan Yang Stafford 2010 Kimborama Trust, the Kimberly Susan Stafford 2004 Irrevocable Trust and the Susan Yang Stafford Revocable Trust of 2011 is based upon information contained in a Schedule 13G/A filed on February 14, 2018. According to such Schedule 13G/A: (a) the Susan Yang Stafford 2010 Kimborama Trust is the record owner of 2,131,449 shares of the Company’s common stock, over which Susan Yang Stafford, as trustee, has sole voting and dispositive power; (b) the Kimberly Susan Stafford 2004 Irrevocable Trust is the record owner of 315,693 shares of the Company’s common stock, over which Susan Yang Stafford, as trustee, has sole voting and dispositive power; and (c) the Susan Yang Stafford Revocable Trust of 2011 is the record owner of 299,739 shares of the Company’s common stock.

Equity compensation plan information

The following table sets forth additional information as of December 31, 2025, regarding securities authorized for issuance under our existing equity compensation plans and arrangements, divided between plans approved by our stockholders and plans or arrangements that were not required to be and were not submitted to our stockholders for approval.

The equity compensation plans approved by our stockholders are our 2021 Employee Stock Purchase Plan and our 2023 Equity and Incentive Plan. Our 2001 Nonqualified Stock Plan

was not approved by our stockholders. Our board of directors approved the 2001 Nonqualified Stock Plan in April 2001 and amended it in July 2002.

Plan category	Number of shares to be issued upon exercise of outstanding options, warrants and rights (#)	Weighted- average exercise price of outstanding options, warrants and rights ($)	Number of shares remaining available for future issuance under equity compensation plans (excluding shares reflected in column (a)) (#)
	(a)	(b)	(c)
Equity compensation plans approved by stockholders:
2021 Employee Stock Purchase Plan	—	—	691,238
2023 Equity and Incentive Plan	1,495,089	1.85	631,194

Equity compensation plans not approved by stockholders:
2001 Nonqualified Stock Plan	20,000	4.73	—
Total	1,515,089	2.27	1,322,432

Description of the 2023 Equity and Incentive Stock Plan

On January 17, 2024, our stockholders approved our 2023 Equity and Incentive Plan, following which, no further awards will be granted under the 2001 Plan. The committee may at any time amend or cancel an outstanding award granted under the plan. In either case, no such action may adversely affect rights under any outstanding award without the holder’s consent

The following summary of the material provisions of the Aware, Inc. 2001 Nonqualified Stock Plan, as amended (the “2001 plan”), is qualified in its entirety by reference to the full text of the plan. The 2001 plan permits the grant of (1) nonqualified stock options, which are options that do not qualify as incentive stock options, (2) restricted stock awards, (3) unrestricted stock awards and (4) performance share awards. The maximum number of shares of common stock issuable in connection with awards granted under the 2001 plan is 8,000,000 shares.

The 2001 plan is administered by a committee consisting of at least two directors who are both “non-employee directors” within the meaning of Rule 16b-3 under the Securities Exchange Act. Except as specifically reserved to the board under the terms of the 2001 plan, the committee has full and final authority to operate, manage and administer the 2001 plan on our behalf. Our compensation committee, currently consisting of Messrs. Connolly, Johnstone, and Stafford, administers the 2001 plan.

The committee fixes the term of each stock option granted under the 2001 plan at the time of grant. No stock option shall be exercisable more than 10 years after the date of grant. The committee has the authority to determine the time or times at which stock options granted under the plan may be exercised. With respect to grants of restricted stock, the committee will specify at the time of grant the dates or performance goals on which the non-transferability of the restricted stock and our right of repurchase shall lapse. With respect to performance share awards, the committee shall determine the performance goals applicable under each award and the time period over which performance is to be measured.

The committee will determine at the time of grant the exercise price per share of the common stock covered by an option grant, or the purchase price per share of restricted or unrestricted stock. The exercise price per share of a stock option and the purchase price per share of a restricted stock grant may not be less than fair market value on the date of grant.

Except as otherwise provided, stock options granted under the 2001 plan are not exercisable following termination of the holder’s employment. Our stock option agreements typically provide for our employees (other than directors and officers) that in the event of termination of an option holder’s employment, options will be exercisable, to the extent of the number of shares then vested, (a) for one year following the termination of the holder’s employment if such termination is the result of permanent and total disability, (b) by the holder’s executors, administrators or any person to whom the option may be transferred by will or by the laws of descent and distribution, for one year following the termination of employment if such termination is the result of the holder’s death or (c) for six months after the date of termination of the holder’s employment by the holder, by us or by Normal Retirement (as defined in the Plan). Our stock option agreements typically provide for our directors and officers that in the event of termination of an option holder’s employment or service to us, options will be exercisable, to the extent of the number of shares then vested, (a) for two years following the termination of the holder’s employment or service if such termination is the result of permanent and total disability, (b) by the holder’s executors, administrators or any person to whom the option may be transferred by will or by the laws of descent and distribution, for two years following the termination of employment or service if such termination is the result of the holder’s death or (c) for two years after the date of termination of the holder’s employment or service by the holder, by us or by Normal Retirement (as defined in the Plan). However, in no event will a new option be exercisable after its expiration date.

In the event that we effect a stock dividend, stock split or similar change in capitalization affecting its stock, the committee shall make appropriate adjustments in (a) the number and kind of shares of stock or securities with respect to which awards may thereafter be granted, (b) the number and kind of shares remaining subject to outstanding awards under the plan, and (c) the option or purchase price in respect of such shares. The 2001 plan provides that if we merge, consolidate, dissolve or liquidate, the committee may, in its sole discretion, as to any outstanding award, make such substitution or adjustment in the total number of shares reserved for issuance and in the number and purchase price of shares subject to such awards as it may determine, or accelerate, amend or terminate such awards upon such terms and conditions as it shall provide.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, as well as persons who beneficially own more than ten percent of our common stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Regulations of the Securities and Exchange Commission require these executive officers, directors and stockholders to furnish Aware with copies of all Section 16(a) forms they file.

Based solely upon a review of the Forms 3, 4 and 5 and amendments thereto furnished to us with respect to 2025, or written representations that Form 5 was not required for 2025, we believe that all Section 16(a) filing requirements applicable to our executive officers, directors and greater-than-ten-percent stockholders were fulfilled in a timely manner except for one Form

4 filed by Brian Krause on May 13, 2025, reporting the purchase of 5,000 shares of our common stock on March 8, 2025.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee has selected RSM as independent accountants to audit the financial statements of Aware as of and for the year ending December 31, 2026. RSM has served as our principal independent accountants since August 2012.

Fees for professional services

The following table provides the fees we paid to RSM for professional services rendered for 2025 and 2024. Audit Fees consist of aggregate fees billed for professional services rendered for the audit of our annual financial statements and review of the interim financial statements included in quarterly reports or services that are normally provided by the independent accountant in connection with statutory and regulatory filings or other engagements for the fiscal years ended December 31, 2025 and 2024, respectively. Audit-Related Fees typically consist of aggregate fees billed for assurance and related services, that are related to the performance of the audit or review of our financial statements, and review of regulatory matters and are not reported under “Audit Fees.” Tax Fees consist of aggregate fees billed for professional services for tax compliance, tax advice and tax planning.

	2025 Fees	2024 Fees
Audit Fees	$385,090	$351,990
Audit-Related Fees	—	—
Tax Fees	36,750	46,725
All Other Fees	—	—
Total	$421,840	$398,715

Attendance at annual meeting

We expect that representatives of RSM will be present at the annual meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.

Pre-approval policies and procedures

At present, our audit committee approves each engagement for audit or non-audit services before we engage RSM to provide those services. However, the audit committee may delegate to members of the committee the authority to pre-approve audit and non-audit services. The decisions of any committee member to whom pre-approval authority is delegated must be presented to the full audit committee at its next scheduled meeting.

Our audit committee has not established any pre-approval policies or procedures that would allow our management to engage RSM to provide any specified services with only an obligation to notify the audit committee of the engagement for those services. None of the services provided by RSM for 2025 or 2024 was obtained in reliance on the waiver of the pre-approval requirement afforded in SEC regulations.

Stockholder Proposals

If any stockholder would like to include any proposal in our proxy materials for our next annual meeting of stockholders or special meeting in lieu thereof, the stockholder must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934. Among other requirements, we must receive the proposal at our executive offices no later than December 26, 2026. If any stockholder would like to submit a proposal for that meeting outside the processes of Rule 14a-8, we receive notice of that proposal no earlier than February 19, 2027 and no later than March 21, 2027. In addition, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than Aware’s nominees must provide notice to us that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934 no later than April 12, 2027.

Available Information

Stockholders of record on May 19, 2026 will receive copies of this proxy statement and Aware’s 2025 Annual Report to Stockholders, which contains detailed financial information concerning Aware. Aware will mail, without charge, a copy of Aware’s Annual Report on Form 10-K (excluding exhibits) to any stockholder whose proxy Aware is soliciting if the stockholder requests it in writing. Please submit any such written request to Aware, Inc., 76 Blanchard Road, Burlington, Massachusetts 01803.

LOGO Aware P.O. BOX 8016, CARY, NC 27512-9903 Your vote matters! Have your ballot ready and please use one of the methods below for easy voting Your control number Have the 12 digit control number located in the box above available when you access the website and follow the instructions Aware, Inc. Annual Meeting of Stockholders For Stockholders of record as of April 15, 2025 Wednesday, June 11, 2025 10:00 AM, Eastern Time 76 Blanchard Road, Burlington, Massachusetts YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: 10:00 AM, Eastern Time, June 11, 2025. Internet: www.proxypush.com/AWRE • Cast your vote online • Have your Proxy Card ready • Follow the simple instructions to record your vote Phone: 1-866-416-3128 • Use any touch-tone telephone • Have your Proxy Card ready • Follow the simple recorded instructions Mail: • Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid envelope provided This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints Robert A. Eckel and William R. Kolb, or either of them, as the true and lawful attorneys of the undersigned, each with full power of substitution and revocation, and authorizes them, and each or either of them, to vote all the shares of capital stock of Aware, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the named proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

P.O. BOX 8016, CARY, NC 27512-9903
Your vote matters!
Have your ballot ready and please use one of the methods below for easy voting:

ANNEX A

AWARE, INC.

2023 EQUITY AND INCENTIVE PLAN

Section 1. Purposes of the Plan

The purposes of the Aware, Inc. 2023 Equity and Incentive Plan (the “Plan”) are: (i) to provide long-term incentives and rewards to those employees, officers, directors and other key persons (including consultants) of Aware, Inc. (the “Company”) and its Subsidiaries (as defined below) who are in a position to contribute to the long-term success and growth of the Company and its Subsidiaries, (ii) to assist the Company and its Subsidiaries in attracting and retaining persons with the requisite experience and ability, and (iii) to more closely align the interests of such employees, officers, directors and other key persons with the interests of the Company’s stockholders.

Section 2. Definitions

The following terms shall be defined as set forth below:

“Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Administrator” is defined in Section 3(a).

“Award” or “Awards,” except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock Units, Restricted Stock Awards, Unrestricted Stock Awards, Dividend Equivalent Rights and Cash Awards.

“Award Agreement” shall mean the agreement, whether in written or electronic form, specifying the terms and conditions of an Award granted under the Plan.

“Board” means the Board of Directors of the Company.

“Cash Awards” means Awards granted pursuant to Section 11.

“Change in Control Transaction” is defined in Section 19.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

“Dividend Equivalent Right” means Awards granted pursuant to Section 12.

“Effective Date” means the date on which the Plan becomes effective as set forth in Section 21.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Fair Market Value” means the closing price for the Stock on any given date during regular trading, or as reported on the principal exchange on which the Stock is then traded, or if not trading on that date, such price on the last preceding date on which the Stock was traded, unless determined otherwise by the Administrator using such methods or procedures as it may establish.

“Grant Date” means the first date on which all necessary corporate action has been taken to approve the grant of the Award as provided in the Plan, or such later date as is determined and specified as part of that authorization process.

“Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

“Independent Director” means a member of the Board who is not also an employee of the Company or any Subsidiary.

“Nonstatutory Stock Option” means any Stock Option that is not an Incentive Stock Option.

“Option” or “Stock Option” means any option to purchase shares of Stock granted pursuant to Section 6.

“Reporting Persons” means a person subject to Section 16 of the Exchange Act.

“Restricted Stock Award” means Awards granted pursuant to Section 8.

“Restricted Stock Units” means Awards granted pursuant to Section 9.

“Section 409A” means Section 409A of the Code and the regulations and other guidance promulgated thereunder.

“Service Relationship” means any relationship as an employee, officer, director or consultant of the Company or a Subsidiary.

“Stock” means the Class A common stock, par value $0.0001 per share, of the Company, subject to adjustments pursuant to Section 4.

“Stock Appreciation Right” means an Award granted pursuant to Section 7.

“Subsidiary” means any corporation or other entity (other than the Company) in which the Company owns at least a 50% interest or controls, either directly or indirectly.

“Substitute Award” means an Award granted pursuant to Section 4(c).

“Termination Date” means the date, as determined by the Administrator, that an individual’s Service Relationship terminates for any reason.

“Unrestricted Stock Award” means any Award granted pursuant to Section 10.

Section 3. Administration of Plan

(a)
Administrator. The Plan shall be administered by either the Board or a committee of the Board of not less than two Independent Directors (in either case, the “Administrator”), as determined by the Board from time to time; provided that for purposes of Awards to directors or Reporting Persons of the Company, the Administrator shall be deemed to include only directors who are Independent Directors and no director who is not an Independent Director shall be entitled to vote or take action in connection with any such proposed Award.
(b)
Powers of Administrator. The Administrator shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:
(i)
to select the individuals to whom Awards may from time to time be granted;
(ii)
to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Unrestricted Stock Awards, Dividend Equivalent Rights and Cash Awards, or any combination of the foregoing, granted to any one or more grantees;
(iii)
to determine the number of shares of Stock to be covered by any Award;
(iv)
to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the form of written instruments evidencing the Awards;
(v)
to accelerate at any time the exercisability or vesting of all or any portion of any Award;
(vi)
subject to the provisions of Section 6(a)(ii) or Section 7(a)(iii), to extend at any time the period in which Stock Options or Stock Appreciation Rights may be exercised;
(vii)
to determine at any time whether, to what extent, and under what circumstances distribution or the receipt of Stock and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the grantee and whether and to what extent the Company shall pay or credit amounts constituting interest (at rates determined by the Administrator) or dividends or deemed dividends on such deferrals;
(viii)
at any time to adopt, alter and repeal such rules, guidelines and practices for administration and operation of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration and operation of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan; and
(ix)
to make any adjustments or modifications to Awards granted to participants who are working outside the United States and adopt any sub-plans as may be deemed necessary or advisable for participation of such participants, to fulfill the purposes of the Plan and/or to comply with applicable laws.

All decisions and interpretations of the Administrator shall be binding on all persons, including the Company and Plan grantees.

(c)
Delegation of Authority to Grant Awards. The Administrator, in its discretion, may delegate to one or more executive officers of the Company all or part of the Administrator’s authority and duties with respect to the granting of Awards at Fair Market Value to individuals who are not Reporting Persons. Any such delegation by the Administrator shall include a limitation as to the amount or value of Awards that may be granted during the period of the delegation and shall contain guidelines as to the determination of the exercise price of any Stock Option, the conversion ratio or price of other Awards and the vesting criteria. The Administrator may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Administrator’s delegate or delegates that were consistent with the terms of the Plan.
(d)
Indemnification. Neither the Board nor the Administrator, nor any member of either or any delegate thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and the Administrator (and any delegate thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors’ and officers’ liability insurance coverage which may be in effect from time to time.

Section 4. Stock Issuable Under the Plan; Changes in Stock; Substitution; Director Limits

(a)
Stock Issuable. The maximum number of shares of Stock reserved and available for issuance under the Plan shall be 2,277,130 shares, subject to adjustment as provided in Section 4(b) (the “Pool”), plus an additional number of shares equal to the number of shares of Stock subject to awards granted under the Company’s Amended and Restated 2001 Nonqualified Stock Plan (the “2001 Plan”) that expire or terminate without having been exercised, are forfeited to or otherwise repurchased at the grantee’s original purchase price by the Company, or are withheld by the Company in payment of the exercise price of an option under such plan or to satisfy tax withholding obligations with respect to such exercise, up to a maximum of 2,590,000 shares, all of which may be issued with respect to Incentive Stock Options to the extent consistent with Section 422 of the Code. For purposes of this limitation, in respect of any shares of Stock under any Award under the Plan which shares are forfeited, canceled, held back upon the exercise of an Option or settlement of an Award to satisfy the exercise price or tax withholding, satisfied without the issuance of Stock, otherwise terminated, or, for shares of Stock issued pursuant to any unvested full value Award, reacquired by the Company at not more than the grantee’s purchase price (“Unissued Shares”), the number of shares of Stock that were removed from the Pool for such Unissued Shares shall be added back to the Pool and, to the extent consistent with the requirements of Section 422 of the Code such shares may be issued as Incentive Stock Options. The shares available for issuance from the Pool may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company and held in its treasury, or shares purchased on the open market. In addition, Substitute Awards shall not reduce the Stock authorized for grant under the Plan, including the shares available to be issued in the form of Incentive Stock Options to the extent consistent with the requirements of Section 422 of the Code; nor shall Stock subject to a Substitute Award again be available for Awards under the Plan to the extent of any forfeiture, cancellation, reacquisitions, expiration, termination, cash settlement or non-issuance, as set forth above.
(b)
Changes in Stock. Subject to Section 19 hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company’s capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, or, if, as a result of any merger or consolidation, sale of all or substantially all of the assets of the Company, the outstanding shares of Stock are converted into or exchanged for a different number or kind of securities of the Company or any successor entity (or a parent or subsidiary thereof), the Administrator shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, (ii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, (iii) the repurchase price per share subject to each outstanding Restricted Stock Award, and (iv) the price for each share subject to any then outstanding Stock Options and Stock Appreciation Rights under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of Stock Options or Stock Appreciation Rights) as to which such Stock Options and Stock Appreciation Rights remain exercisable. The adjustment by the Administrator shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional shares.

The Administrator may also adjust the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration material changes in accounting practices or principles, extraordinary dividends, acquisitions or dispositions of stock or property or any other event if it is determined by the Administrator that such adjustment is appropriate to avoid distortion in the operation of the Plan, provided that no such adjustment shall be made in the case of an Incentive Stock Option, without the consent of the grantee, if it would constitute a modification, extension or renewal of the Option within the meaning of Section 424(h) of the Code.

(c)
Substitute Awards. The Administrator may grant Awards (“Substitute Awards”) under the Plan in substitution for stock and stock-based awards held by employees, directors or other key persons of another corporation in connection with the merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the employing corporation. The

Administrator may direct that the Substitute Awards be granted on such terms and conditions as the Administrator considers appropriate in the circumstances.
(d)
Maximum Awards to Independent Directors. Notwithstanding anything to the contrary in this Plan, the value of all Awards awarded under this Plan and all other cash compensation paid by the Company to any Independent Director in any calendar year shall not exceed: (i) $1,000,000 in the first calendar year an individual becomes an Independent Director and (ii) $750,000 in any other calendar year; provided, however, that this limitation shall be determined without regard to amounts paid to an Independent Director (including retirement benefits and severance payments) in respect of any services provided in any capacity (including employee or consultant) other than as an Independent Director; and provided further, that the Board may make exceptions to this limit for a non-executive chair of the Board with the approval of a majority of the disinterested directors.
(e)
No Repricing. Notwithstanding anything in this Plan to the contrary, no amendment or modification may be made to an outstanding Option or SAR, including, without limitation, by replacement of Options or SARs with cash or other award type, that would be treated as a repricing under the rules of the securities exchange or market system constituting the primary market for the Stock, in each case, without the approval of the shareholders of the Company, provided, that, appropriate adjustments may be made to outstanding Options and SARs pursuant to Section 4(b) and may be made to make changes to achieve compliance with applicable law.

Section 5. Eligibility

Incentive Stock Options may only be granted to employees (including officers and directors who are also employees) of the Company or a Subsidiary. All other Awards may be granted to employees, officers, directors and key persons (including consultants and prospective employees) of the Company and its Subsidiaries.

Section 6. Stock Options

(a)
Stock Options. Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve, and may be either Incentive Stock Options or Nonstatutory Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code. To the extent that an Option does not qualify as an Incentive Stock Option, it shall be deemed a Nonstatutory Stock Option.
(b)
Terms and Conditions. Stock Options granted pursuant to this Section 6 shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable. If the Administrator so determines, Stock Options may be granted in lieu of cash compensation at the optionee’s election, subject to such terms and conditions as the Administrator may establish.
(i)
Exercise Price. The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 6 shall be determined by the

Administrator at the time of grant but shall not be less than 100 percent of the Fair Market Value on the Grant Date. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation and an Incentive Stock Option is granted to such employee, the option price of such Incentive Stock Option shall be not less than 110 percent of the Fair Market Value on the Grant Date.
(ii)
Option Term. The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than 10 years after the date the Stock Option is granted. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation and an Incentive Stock Option is granted to such employee, the term of such Stock Option shall be no more than five years from the date of grant. Notwithstanding the foregoing, in the event that on the last business day of the term of an Option (other than an Incentive Stock Option) (i) the exercise of the Option is prohibited by applicable law or (ii) Stock may not be purchased or sold by certain employees or directors of the Company due to a black-out period of a Company policy or a lock-up agreement undertaken in connection with an offering of securities of the Company, the term of the Option shall be extended for a period of thirty (30) days following the end of the legal prohibition, black-out period or lock-up agreement subject to the requirements of Section 409A; provided, however, that no such extension will be made if the exercise price of such Option at the date the initial term would otherwise expire is above the Fair Market Value of the Stock on such date.
(iii)
Exercisability; Rights of a Stockholder. Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator at or after the Grant Date. The Administrator may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.
(iv)
Method of Exercise. Stock Options may be exercised in whole or in part, by giving written notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods to the extent provided in the Option Award agreement:
(A)
In cash, or by certified or bank check or other instrument acceptable to the Administrator;
(B)
Through the delivery (or attestation to the ownership) of shares of Stock that are not then subject to restrictions under any company plan. Such surrendered shares shall be valued at Fair Market Value on the exercise date;
(C)
By a “cashless exercise” arrangement pursuant to which the optionee delivers to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Administrator shall prescribe as a condition of such payment procedure;
(D)
With the consent of the Administrator, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; or
(E)
Any other method permitted by the Administrator.

Payment instruments will be received subject to collection. The transfer to the optionee on the records of the Company of the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Option Award agreement or applicable provisions of laws. In the event an optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the optionee upon the exercise of the Stock Option shall be net of the number of shares attested to.

(c)
Annual Limit on Incentive Stock Options. To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Nonstatutory Stock Option.
(d)
Non-transferability of Incentive Stock Options. No Incentive Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution and Incentive Stock Options shall be exercisable, during the optionee’s lifetime, only by the optionee, or by the optionee’s legal representative or guardian in the event of the optionee’s incapacity.

Section 7. Stock Appreciation Rights

(a)
Nature of Stock Appreciation Rights. A Stock Appreciation Right is an Award entitling the recipient to receive cash or shares of Stock, as determined by the Administrator, having a value equal to the excess of the Fair Market Value of a share of Stock on the date of exercise over the grant price of the Stock Appreciation Right multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised. Stock Appreciation Rights shall be subject to the following terms and conditions and shall contain such other terms and conditions as shall be determined from time to time by the Administrator.

(i)
Grant Price of Stock Appreciation Rights. The grant price of a Stock Appreciation Right shall not be less than 100 percent of the Fair Market Value of the Stock on the Grant Date.
(ii)
Grant of Stock Appreciation Rights. Stock Appreciation Rights may be granted by the Administrator in tandem with, or independently of, any Stock Option granted pursuant to Section 6 of the Plan.
(iii)
Stock Appreciation Right Term. The term of a Stock Appreciation Right may not exceed ten years. Notwithstanding the foregoing, in the event that on the last business day of the term of a Stock Appreciation Right (i) the exercise of the Stock Appreciation Right is prohibited by applicable law or (ii) Stock may not be purchased or sold by certain employees or directors of the Company due to a black-out period of a Company policy or a lock-up agreement undertaken in connection with an offering of securities of the Company, the term of the Stock Appreciation Right shall be extended for a period of thirty (30) days following the end of the legal prohibition, black-out period or lock-up agreement subject to the requirements of Section 409A; provided, however, that no such extension will be made if the grant price of such Stock Appreciation Right at the date the initial term would otherwise expire is above the Fair Market Value of the Stock on such date. The terms and conditions of each such Award shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees.

Section 8. Restricted Stock Awards

(a)
Nature of Restricted Stock Awards. A Restricted Stock Award is an Award entitling the recipient to acquire, at such purchase price (if any) as determined by the Administrator, shares of Stock subject to such restrictions and conditions as the Administrator may determine at the time of grant (“Restricted Stock”). Conditions may be based on a continuing Service Relationship and/or achievement of pre-established performance goals and objectives. The grant of a Restricted Stock Award is contingent on the grantee executing a Restricted Stock Award agreement. The terms and conditions of each such agreement shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees.
(b)
Rights as a Stockholder. Upon execution of a written instrument setting forth the Restricted Stock Award and payment of any applicable purchase price, a grantee shall have the rights of a stockholder with respect to the voting of the Restricted Stock, subject to any exceptions or conditions contained in the written instrument evidencing the Restricted Stock Award. Unless the Administrator shall otherwise determine, certificates evidencing the Restricted Stock shall remain in the possession of the Company until such Restricted Stock is vested as provided in Section 8(d) below, and the grantee shall be required, as a condition of the grant, to deliver to the Company a stock power endorsed in blank.
(c)
Restrictions. Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Award agreement. If a grantee’s Service Relationship terminates for any reason, the Company shall have the right to repurchase Restricted Stock that has not vested as of the

Termination Date at its original purchase price, if any, from the grantee or the grantee’s legal representative. Unless otherwise stated in the written instrument evidencing the Restricted Stock Award, any Restricted Stock for which the grantee did not pay any purchase price and which is not vested as of the grantee’s Termination Date shall automatically be forfeited immediately following such termination.
(d)
Vesting of Restricted Stock. The Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Stock and the Company’s right of repurchase or forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Shares and shall be deemed “vested.” Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 17 below, in writing after the Award agreement is issued, a grantee’s rights in any shares of Restricted Stock that have not vested shall automatically terminate upon the grantee’s Termination Date and such shares shall be subject to forfeiture or the Company’s right of repurchase as provided in Section 8(c) above.

Section 9. Restricted Stock Units

(a)
Nature of Restricted Stock Units. A Restricted Stock Unit is a bookkeeping entry representing the right to receive, upon its vesting, one share of Stock (or a percentage or multiple of one share of Stock if so specified in the Award Agreement evidencing the Award) for each Restricted Stock Unit awarded to a grantee and represents an unfunded and unsecured obligation of the Company. The Administrator shall determine the restrictions and conditions applicable to each Restricted Stock Unit at the time of grant. Conditions may be based on a continuing Service Relationship and/or achievement of pre-established performance goals and objectives. The terms and conditions of each such Award Agreement shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees. At the end of the vesting period, the Restricted Stock Units, to the extent vested, shall be settled in the form of shares of Stock. Notwithstanding the foregoing, the Administrator, in its discretion, may determine either at the time of grant or at the time of settlement, that a Restricted Stock Unit shall be settled in cash. To the extent that an award of Restricted Stock Units is subject to Section 409A, it may contain such additional terms and conditions as the Administrator shall determine in its sole discretion in order for such Award to comply with the requirements of Section 409A.
(b)
Rights as a Stockholder. A grantee shall have the rights as a stockholder only as to shares of Stock acquired by the grantee upon settlement of Restricted Stock Units; provided, however, that the grantee may be credited with Dividend Equivalent Rights with respect to the unissued shares of Stock underlying his Restricted Stock Units, subject to such terms and conditions as the Administrator may determine.
(c)
Termination. Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 18 below, in writing after the Award is issued, a grantee’s right in all Restricted Stock Units that have not vested shall automatically terminate immediately upon termination of the grantee’s Service Relationship for any reason.

Section 10. Unrestricted Stock Awards

The Administrator may, in its sole discretion, grant (or sell at a purchase price (determined by the Administrator) an Unrestricted Stock Award to any grantee, pursuant to which such grantee may receive shares of Stock free of any restrictions (“Unrestricted Stock”) under the Plan. Unrestricted Stock Awards may be granted or sold as described in the preceding sentence in respect of past services or other valid consideration, or in lieu of any cash compensation due to such participant.

Section 11. Cash Awards

The Administrator, in its discretion, may provide for cash payments to be made under the Plan as a form of Award. The Administrator shall determine a cash payment amount, formula or payment range for the Cash Award, the conditions upon which the Cash Award shall become vested or payable, and such other terms and conditions as the Administrator shall determine. Payment, if any, with respect to a Cash Award shall be made in accordance with the terms of the Award.

Section 12. Dividend Equivalent Rights

A Dividend Equivalent Right is an Award entitling the recipient to receive credits based on cash dividends that would be paid on the shares of Stock specified in the Dividend Equivalent Right (or other Award to which it relates) if such shares were held by the recipient. A Dividend Equivalent Right may be granted hereunder to any participant, as a component of another Award (other than an Option or Stock Appreciation Right) or as a freestanding award. The terms and conditions of Dividend Equivalent Rights shall be specified in the grant. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment or such other price as may then apply under a dividend reinvestment plan sponsored by the Company, if any. Dividend Equivalent Rights may be settled in cash or shares of Stock or a combination thereof, in a single installment or installments. A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other award. A Dividend Equivalent Right granted as a component of another Award may also contain terms and conditions different from such other award.

Section 13. Tax Withholding

(a)
Payment by Grantee. Each grantee shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes taxable, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee. The Company’s obligation to deliver stock certificates to any grantee is subject to and is conditioned on tax obligations being satisfied by the grantee.
(b)
Payment in Stock. If provided in the instrument evidencing an Award, either the grantee or the Company may elect to have the statutory minimum required tax withholding obligation satisfied, in whole or in part, by (i) withholding from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy such withholding amount due, or (ii) allowing a grantee to transfer to the Company shares of Stock owned by the grantee with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy such withholding amount due.

Section 14. Transferability of Awards

No Award shall be transferable by the grantee otherwise than by will or by the laws of descent and distribution and all Awards shall be exercisable, during the grantee’s lifetime, only by the grantee, or by the grantee’s legal representative or guardian in the event of the grantee’s incapacity. Notwithstanding the foregoing, the Administrator, in its sole discretion, may provide in the Award Agreement regarding a given Award (other than an Incentive Stock Option), or may agree in writing with respect to an outstanding Award, that the grantee may transfer the Award to members of the grantee’s immediate family, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Award.

Section 15. Section 409A Awards

Awards are intended to be exempt from Section 409A to the greatest extent possible and to otherwise comply with Section 409A, and the Plan and all Award Agreements shall be interpreted accordingly. To the extent that any Award is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A (a “409A Award”), the Award shall be subject to such additional rules and requirements as specified by the Administrator from time to time in order to comply with Section 409A. In this regard, if any amount under a 409A Award is payable upon a “separation from service” (within the meaning of Section 409A) to a grantee who is then considered a “specified employee” (within the meaning of Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the grantee’s separation from service, or (ii) the grantee’s death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties and/or additional tax imposed pursuant to Section 409A. Further, the settlement of any 409A Award may not be accelerated or postponed except to the extent permitted by Section 409A. Notwithstanding the foregoing, neither the Company nor any Subsidiary shall have any liability or obligation to any Award recipient or any other person for any taxes, interests or penalties that may arise as a result of any failure of the Plan or an Award to comply with, or be exempt from, Section 409A.

Section 16. Termination of Service Relationship

For purposes of the Plan, unless as otherwise set forth in an Award Agreement, the following events shall not be deemed a termination of a Service Relationship:

(a)
a transfer to the employment or service of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another;
(b)
any change in status between full-time and part-time employment, or a change in relationship between employee and consultant; or
(c)
an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.

Section 17. Amendments and Termination

The Board may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder’s consent. To the extent required under the rules of any securities exchange or market system on which the Stock is listed, or to the extent determined by the Administrator to be required by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code, Plan amendments shall be subject to approval by the Company stockholders. Nothing in this Section 17 shall limit the Administrator’s authority to take any action permitted pursuant to Sections 3(b) or 4(c).

Section 18. Status of Plan

With respect to the portion of any Award that has not been exercised and any payments in cash, Stock or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Company unless the Administrator shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

Section 19. Change in Control Provisions

(a)
In the event of and subject to the consummation of a Change in Control Transaction as defined in this Section 19, the parties thereto may cause the assumption or continuation of Awards theretofore granted by the successor entity, or the substitution of such Awards with new Awards of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as such parties shall agree. To the extent the parties to such Change in Control Transaction do not provide for the assumption, continuation or substitution of Awards, upon the closing of the Change in Control Transaction (the “Closing”) the Plan and all outstanding Awards granted hereunder shall terminate. In such case, except as may be otherwise provided in the relevant Award Agreement, all Options and Stock Appreciation Rights with time-based vesting conditions or restrictions that are not vested and/or exercisable immediately prior to the effective time of the Change in Control Transaction shall become fully vested and exercisable as of the Closing, all other Awards with time-based vesting, conditions or restrictions shall become fully vested and nonforfeitable as of the Closing, and all Awards with conditions and restrictions relating to the attainment of performance goals may become vested and nonforfeitable in connection with a Change In Control Transaction in the Administrator’s discretion or to the extent specified in the relevant Award Agreement. In the event of such termination, (i) the Company shall have the option (in its sole discretion) to make or provide for a payment, in cash or in kind, to the grantees holding Options and Stock Appreciation Rights, in exchange for the cancellation thereof, in an amount equal to the difference between (A) the “Transaction Price” (as defined below) multiplied by the number of shares of Stock subject to outstanding Options and Stock Appreciation Rights (to the extent then exercisable at prices not in excess of the Transaction Price) and (B) the aggregate exercise price of all such outstanding Options and Stock Appreciation Rights (provided that, in the case of an Option or Stock Appreciation Right with an exercise price equal to or greater than the Transaction Price, such Option or Stock Appreciation Right shall be cancelled for no consideration); or (ii) each grantee shall be permitted, within a specified period of time prior to the consummation of the Change in Control Transaction as determined by the Administrator, to exercise all outstanding Options and Stock Appreciation Rights (to the extent then exercisable) held by such grantee. The Company shall also have the option (in its sole discretion) to make or provide for a payment, in cash or in kind, to the grantees holding other Awards in an amount equal to the Transaction Price multiplied by the number of vested shares of Stock under such Awards.
(b)
“Change in Control Transaction” shall mean (i) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (ii) a merger, reorganization or consolidation pursuant to which the holders of the Company’s outstanding voting power and outstanding stock immediately prior to such transaction do not own a majority of the outstanding voting power and outstanding stock or other equity interests of the resulting or successor entity (or its ultimate parent, if applicable) immediately upon completion of such transaction, (iii) the sale of all of the Stock of the Company to an unrelated person, entity or group thereof acting in concert, or (iv) any other transaction in which the owners of the Company’s outstanding voting power immediately prior to such transaction do not own at least a majority of the outstanding voting power of the Company or any successor entity immediately upon completion of the transaction other than as a result of the acquisition of securities directly from the Company.
(c)
“Transaction Price,” with respect to a Change in Control Transaction, shall mean the consideration payable, or otherwise to be received by stockholders of the Company, per share of Stock, as determined by the Administrator.

Section 20. General Provisions

(a)
No Distribution; Compliance with Legal Requirements. The Administrator may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof. No shares of Stock shall be issued pursuant to an Award until all applicable securities law and other legal and stock exchange or similar requirements, whether located in the United States or a foreign jurisdiction, have been satisfied. The Administrator may require the placing of such stop-orders and restrictive legends on certificates, or notations on book records, for Stock and Awards as it deems appropriate. In addition to the terms and conditions provided herein, the Administrator may require that an individual make such reasonable covenants, agreements, and representations as the Administrator, in its discretion, deems necessary or advisable in order to comply with any such laws, regulations, or requirements. The Administrator shall have the right to require any individual to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Administrator.
(b)
Issuance of Stock; Fractional Shares. To the extent certificated, stock certificates shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company. Uncertificated Stock shall be deemed delivered for all purposes when the Company or a Stock transfer agent of the Company shall have given to the grantee by electronic mail (with proof of receipt) or by United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company, notice of issuance and recorded the issuance in its records (which may include electronic “book entry” records). No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Administrator shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.
(c)
Awards to Non U.S. Recipients. Notwithstanding anything to the contrary contained in this Plan, Awards may be made to an individual who is a foreign national or employed or performing services outside of the United States on such terms and conditions different from those specified in the Plan as the Administrator considers necessary or advisable to achieve the purposes of the Plan or to comply with applicable laws. The Administrator may establish subplans with respect to such Awards and modify exercise procedures and other terms and procedures, to the extent the Administrator determines such actions to be necessary or advisable (and such subplans and/or modifications shall be incorporated into and made part of this Plan). Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act or any other applicable United States securities law, the Code, or any other applicable United States governing statute or law.
(d)
Other Incentive Arrangements; No Rights to Continued Service Relationship. Nothing contained in this Plan shall prevent the Board from adopting other or additional incentive arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not confer upon any grantee any right to continued employment or other Service Relationship with the Company or any Subsidiary.
(e)
Trading Policy Restrictions. Option exercises and other Awards under the Plan shall be subject to such company’s insider trading policy, as in effect from time to time.

(f)
Forfeiture of Awards under Sarbanes-Oxley Act; Clawback Policy. If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, then, to the extent required by law, any grantee who is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 shall reimburse the Company for the amount of any Award received by such individual under the Plan during the 12-month period following the first public issuance or filing with the United States Securities and Exchange Commission, as the case may be, of the financial document embodying such financial reporting requirement. In addition, Awards under the Plan shall be subject to any policy of the Company providing for forfeiture of incentive or performance based compensation in the event of an individual’s misconduct, or certain changes in the financial reporting or financial results of the Company (such policy, a “Clawback Policy”), as may be in effect from time to time.
(g)
Delivery and Execution of Electronic Documents. To the extent permitted by applicable law, the Company may (i) deliver by email or other electronic means (including posting on a web site maintained by the Company or by a third party under contract with the Company) all documents relating to the Plan and any Award thereunder (including without limitation, prospectuses required by the SEC) and all other documents that the Company is required to deliver to its security holders (including without limitation, annual reports and proxy statements) and (ii) permit participants in the Plan to electronically execute applicable Plan documents (including but not limited to, Award Agreements) in a manner prescribed by the Administrator.

Section 21. Effective Date of Plan, Term of Plan

This Plan shall become effective upon approval by the holders of a majority of the shares of Stock of the Company present or represented and entitled to vote at a meeting of stockholders at which a quorum is present or by written consent of the stockholders. Subject to such approval by the stockholders, Awards may be granted hereunder on and after adoption of this Plan by the Board.

Section 22. Governing Law

This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts, applied without regard to conflict of law principles.

DATE APPROVED BY BOARD OF DIRECTORS: November 1, 2023

DATE APPROVED BY STOCKHOLDERS: January 17, 2024

AWARE P.O. BOX 8016, CARY, NC 27512-9903 Your vote matters! Have your ballot ready and please use one of the methods below for easy voting: Your control number Have the 12 digit control number located in the box above available when you access the website and follow the instructions. Aware, Inc. Annual Meeting of Stockholders For Stockholders of record as of May 19, 2026 Wednesday, July 15, 2026 10:00 AM, Eastern Time 76 Blanchard Road, Burlington, Massachusetts YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: 10:00 AM, Eastern Time, July 15, 2026. Internet: www.proxypush.com/AWRE Cast your vote online Have your Proxy Card ready Follow the simple instructions to record your vote Phone: 1-866-416-3128 Use any touch-tone telephone Have your Proxy Card ready Follow the simple recorded instructions Mail: Mark, sign and date your Proxy Card Fold and return your Proxy Card in the postage-paid envelope provided This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints Ajay K. Amlani and William R. Kolb, or either of them, as the true and lawful attorneys of the undersigned, each with full power of substitution and revocation, and authorizes them, and each or either of them, to vote all the shares of capital stock of Aware, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the named proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The named proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE Copyright © 2026 BetaNXT, Inc. or its affiliates. All Rights Reserved

AWARE Aware, Inc. Annual Meeting of Stockholders Please make your marks like this: THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1, 2, 3 AND 4 PROPOSAL YOUR VOTE 1. To consider and vote upon the re-election of our Class III directors; FOR WITHHOLD 1.01 Ajay K. Amlani 1.02 Peter R. Faubert 2. To conduct an advisory vote to approve the compensation of our named executive officers; FOR AGAINST ABSTAIN 3. To ratify the appointment by our audit committee of RSM US LLP as our independent registered public accounting firm for our fiscal year ended December 31, 2026; 4. To approve an amendment to the Company's 2023 Equity and Incentive Plan to increase the number of shares of common stock authorized for issuance thereunder by 1,000,000 shares; and 5. To transact such other business as may properly come before the annual meeting or any adjournment thereof. DIRECTORS RECOMMENDS FOR FOR ABSTAIN FOR FOR FOR Check here if you would like to attend the meeting in person. Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Date Signature (if held jointly) Date